                                   AGREEMENT
                               TO PURCHASE HOTEL

                                 by and among

                    APARTMENT INN PARTNERS/GWINNETT, L.P.,

                            ROSA DZIEWIENSKI PAJONK

                                      and

                                ESA 0996, INC.






                               THE APARTMENT INN
                            LAWRENCEVILLE, GEORGIA

                                 June 21, 1996

                          AGREEMENT TO PURCHASE HOTEL

                               TABLE OF CONTENTS

I    DEFINITIONS AND REFERENCES............................................1
     1.1   Definitions.....................................................1
     1.2   References......................................................5

II   SALE AND PURCHASE.....................................................5
     2.1   Sale and Purchase...............................................5

III  PURCHASE PRICE........................................................5
     3.1   Purchase Price; Allocation Thereof..............................5
     3.2   Deposit.........................................................6
     3.3   No Assumption of Seller's Obligations...........................6
     3.4   Payment of the Note.............................................7

IV   INSPECTION PERIOD.....................................................7
     4.1   Inspection Period...............................................7
     4.2   Submittals to Purchaser.........................................7
     4.3   Review and Inspection...........................................8
     4.4   Purchaser's Acceptance or Rejection.............................8

V    REPRESENTATIONS AND WARRANTIES........................................9
     5.1   Representations and Warranties of Seller and Rosa...............9
     5.2   Representations and Warranties of Purchaser....................14
     5.3   Duration of Representations and Warranties.....................15

VI   CLOSING MATTERS......................................................15
     6.1   Closing........................................................15
     6.2   Manner of Closing..............................................15

VII  CLOSING DELIVERIES...................................................16
     7.1   Seller's Deliveries............................................16
     7.2   Purchaser's Deliveries.........................................17
     7.3   Concurrent Transactions........................................18
     7.4   Further Assurances.............................................18
     7.5   Possession.....................................................18

VIII ADJUSTMENTS AND PRORATIONS...........................................18
     8.1   Adjustments and Prorations.....................................18
     8.2   Receivables....................................................19
     8.3   Proration Schedule.............................................19

IX   CONDITIONS TO SELLER'S OBLIGATIONS...................................20
     9.1   Conditions.....................................................20
     9.2   Failure of Conditions..........................................21

X    CONDITIONS TO PURCHASER'S OBLIGATIONS................................21
     10.1  Conditions.....................................................21
     10.2  Failure of Conditions..........................................22

XI   ACTIONS AND OPERATIONS PENDING CLOSING...............................23
     11.1  Actions and Operations Pending Closing.........................23

XII  CASUALTIES AND TAKINGS...............................................24
     12.1  Casualties.....................................................24
     12.2  Takings........................................................24

XIII EMPLOYEES............................................................24
     13.1  Employees, Compensation and Indemnification....................24

XIV  INDEMNITIES..........................................................25
     14.1  Seller's Indemnity.............................................25
     14.2  Purchaser's Indemnity..........................................25
     14.3  Notice of Claims...............................................25

XV   SECURITIES LAW MATTERS...............................................26

XVI  NOTICES..............................................................26

XVII ADDITIONAL COVENANTS.................................................27
     17.1  Additional Covenants...........................................27

     Exhibit A:      Land
     Exhibit B:      Excluded Assets
     Exhibit C:      Permitted Exceptions
     Exhibit D:      Submitted Financial Statements
     Exhibit E:      Allocation of Purchase Price
     Exhibit F:      Permits
     Exhibit G:      Hotel Contracts and Commissions
     Exhibit H:      Employee and Employment Contracts
     Exhibit I:      Bookings
     Exhibit J:      Space Leases and Commissions
     Exhibit J-1:    Spaces Lessee Estoppel Letter
     Exhibit K:      Notes and Violations
     Exhibit L:      Pending or Threatened Litigation
     Exhibit M:      Documents
     Exhibit N:      Impositions
     Exhibit O:      Hotel Names
     Exhibit P:      Employee Benefit Plans
     Exhibit Q:      FIRPTA Certificate
     Exhibit R:      Form of Agreement
     Exhibit S:      List of Employees

                          AGREEMENT TO PURCHASE HOTEL
                          ---------------------------


     THIS AGREEMENT is made this 20th day of June, 1996, by and among Apartment Inn Partners/Gwinnett, L.P., a Georgia limited partnership ("Seller"), Rosa Dziewienski Pajonk ("Rosa"), and ESA 0996, Inc., a Georgia corporation ("Purchaser").


                               R E C I T A L S:

     A. Seller is the fee owner of that certain parcel of land (and the improvements and buildings located thereon) legally described in Exhibit A and
                                                                 ---------
commonly referred to as The Apartment Inn, 474 West Pike Street, Lawrenceville, Georgia 30245 (the "Hotel") and the owner of the Fixtures and Tangible Personal Property, Operating Equipment, Consumables, and Miscellaneous Hotel Assets (all as hereinafter defined).

     B. The Hotel's facilities include guest and public facilities consisting of 126 rooms, administrative offices, and service areas.

     C. Seller desires to sell, and Purchaser desires to purchase, the Property upon and subject to the terms and conditions hereinafter set forth.


                              A G R E E M E N T S

     NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, agreements, covenants and conditions herein contained, and other good and valuable consideration, Seller and Purchaser agree as follows:


                                  ARTICLE  I

                          DEFINITIONS AND REFERENCES

     1.1   Definitions.  As used herein, the following terms shall have the
           -----------
respective meanings indicated below:

     Affiliate:  With respect to a specific entity, any natural person or any
     ---------
firm, corporation, partnership, association, trust or other entity which, directly or indirectly, controls, or is under common control with, the subject entity, and with respect to any specific entity or person, any firm, corporation, partnership, association, trust or other entity which is controlled by the subject entity or person. For purposes hereof, the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any such entity or the power to veto major policy decision of any such entity, whether through the ownership of voting securities, by contract, or otherwise.

     Agreement:  This Agreement to Purchase Hotel, including the Exhibits.
     ---------

     Bookings:  Contracts for the use or occupancy of guest rooms of the Hotel.
     --------

     Closing:  As defined in Section 6.1.
     -------

     Compensation:  The direct salaries and wages paid to, or accrued for the
     ------------
benefit of, any Employee, incentive compensation, vacation pay, severance pay, employer's contributions under

F.I.C.A., unemployment compensation, workmen's compensation, or other employment taxes, and payments under Employee Benefit Plans (as hereinafter defined).

     Consumables:  All food and beverages (alcoholic, to the extent transferable
     -----------
under applicable law, and non-alcoholic); engineering, maintenance and housekeeping supplies, including soap, cleaning materials and matches; stationery and printing; and other supplies of all kinds, in each case whether partially used, unused, or held in reserve storage for future use in connection with the maintenance and operation of the Hotel, which are on hand (including off-site storage) on the date hereof, subject to such depletion and restocking as shall occur and be made in the normal course of business but in accordance with present standards, excluding, however, (i) Operating Equipment and (ii) all items of personal property owned by Space Lessees, guests, employees, or persons (other than Seller or any Affiliate of Seller, unless denominated as an Excluded Asset hereunder) furnishing food or services to the Hotel.

     Cut-off Time:  12:01 A.M. on the Closing Date.
     ------------

     Department:  Georgia Department of Revenue.
     ----------

     Deposit:  As defined in Section 3.2.
     -------

     Documents:  Reproducible copies of all plans, specifications, drawings,
     ---------
blueprints, surveys, environmental reports and other documents which Seller has in its possession, or has a right to, as the same relate to the Real Property, including, but not limited to those relating to any prior or ongoing construction or rehabilitation of the Real Property.

     Employee(s):  All persons employed by Seller and/or an Affiliate pursuant
     -----------
to Employment Contracts.

     Employee Benefit Plans:  All employee benefit plans, as that term is
     ----------------------
defined in Section 3(2)(a) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including "multi-employer pension plans" as defined in Section 3(37) of ERISA, and each other employee benefit plan or program (including welfare benefit plans as defined in Section 3(1) of ERISA) to which Seller contributes on behalf of any of the Employees.

     Employment Contract(s):  Those contracts and agreements, oral or written,
     ----------------------
with all or any of the executives, staff and employees of Seller and/or an Affiliate for work in or in connection with the Hotel including, but not limited to, individual employment agreements, union agreements, employee handbooks, group health insurance plans, life insurance plans and disability insurance plans (other than Employee Benefit Plans).

     Environmental Laws:  As defined in Section 5.1(u).
     ------------------

     Environmental Study:  As defined in Section 4.3.
     -------------------

     Excluded Assets:  The following:  (i) those assets, if any, listed on
     ---------------
Exhibit B hereto owned and to be retained by Seller or Affiliates of Seller;
- ---------
(ii) receivables; (iii) the name "Apartment Inn"; and (iv) except as provided to the contrary in Section 17.1(f) hereof, all records, files and proprietary operating manuals in the Hotel.

     Excluded Permits:  Permits and licenses required for the ownership and
     ----------------
operation of the Hotel which, under applicable law, are nontransferable.

     Fixtures and Tangible Personal Property:  All fixtures, furniture,
     ---------------------------------------
furnishings, fittings, equipment, cars, trucks, machinery, apparatus, signage, appliances, draperies, carpeting, and other articles of personal property now located on the Real Property, or held in storage for future use at the Hotel, and used or usable in connection with any part of the Hotel, subject to such depletions, resupplies, substitutions and replacements as shall occur and be made in the normal course of business but in accordance with present standards excluding, however: (i) Consumables; (ii) Operating Equipment; (iii) equipment and property leased pursuant to Hotel Contracts; (iv) property owned by Space Lessees, guests, employees or other persons (other than Seller or any affiliate of Seller, unless denominated as an Excluded Asset hereunder) furnishing goods or services to the Hotel; and (v) Improvements.

     FIRPTA Certificate:  As defined in Section 17.1(m).
     ------------------

     Hazardous Material:  As defined in Section 5.1(u).
     ------------------

     Hotel:  The hotel referred to in the Recitals.
     -----

     Hotel Contracts:  All management, service, maintenance, purchase orders,
     ---------------
leases and other contracts or agreements, including equipment leases capitalized for accounting purposes, and any amendments thereto, with respect to the ownership, maintenance, operation, provisioning, or equipping of the Hotel, or any of the Property, as well as written warranties and guaranties relating thereto, if any, including, but not limited to, those relating to heating and cooling equipment and/or mechanical equipment, but exclusive, however, of (i) insurance policies, (ii) the Bookings, (iii) the Space Leases, (iv) the Employment Contracts, and (v) the Employee Benefit Plans.

     Hotel Names:  All names or other identifications used in connection with
     -----------
the operation of Hotel.

     Impositions:  All taxes and other governmental charges of any kind
     -----------
whatsoever that may at any time be assessed or levied against or with respect to the Property, or any part thereof or any interest therein, including, without limitation, all general and special real estate taxes and assessments or taxes assessed specifically in whole or in part in substitution of general real estate taxes or assessments; any taxes levied upon or with respect to the revenue, income or profits of Seller from all or any part of the Property which, if not paid, will become a lien on all or any part of the Property, or a lien or charge on the rents, revenues or receipts therefrom; all assessed ad valorem taxes; all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Property and all assessments and other charges made by any governmental agency for improvements that may be secured by a lien on the Property.

     Improvements:  The buildings, structures (surface and sub-surface) and
     ------------
other improvements, including such fixtures as shall constitute real property, located on the Land.

     Inspection Period:  As defined in Section 4.1.
     -----------------

     Land:  The parcel of real estate legally described in Exhibit A hereto,
     ----                                                  ---------
together with all rights, title and interest, if any, of Seller in and to all land lying in any street, alley, road or avenue, open or proposed, in front of or adjoining said Land, to the centerline thereof, and all right, title and interest of Seller in and to any easements benefitting such land, any award made or to be made in lieu thereof and in and to any unpaid award for the damage to said Land by reason of change of grade of any street.

     Legal Requirements:  All laws, statutes, codes, acts, ordinances, orders,
     ------------------
judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all governments and governmental authorities having jurisdiction of the Hotel (including, for purposes hereof, any local Board of Fire Underwriters), and the operation thereof.

     Material Contracts:  All Hotel Contracts which cannot be canceled by 30
     ------------------
days' or less notice without penalty or premium payment.

     Miscellaneous Hotel Assets:  All contract rights, leases, concessions,
     --------------------------
copyrights, assignable warranties and other items of intangible personal property of Seller relating to the ownership or operation of Hotel, but such term shall not include (i) Bookings; (ii) Hotel Contracts; (iii) Space Leases;
(iv) Permits; (v) cash or other funds, whether in petty cash or house banks, or on deposit in bank accounts or in transit for deposit; (vi) books and records (except as provided in Section 17.1(f); (vii) refunds, rebates, or other claims, or any interest thereon, for periods or events occurring prior to the Cut-off Time; (viii) utility and similar deposits; (ix) prepaid insurance or other prepaid items; and (x) prepaid license and permit fees; except to the extent that Seller receives a credit as of Closing for any such item or matter.

     Operating Equipment:  All china, glassware, linens, silverware and
     -------------------
uniforms, whether in use or held in reserve storage for future use, in connection with the operation of the Hotel, which are on hand (including off-site storage) on the date hereof, subject to such depletion and restocking as shall be made in the normal course of business but in accordance with present standards.

     Parent:  Extended Stay America, Inc., a Delaware corporation.
     ------

     Permits:  All licenses, franchises and permits, certificates of occupancy,
     -------
authorizations and approvals used in or relating to the ownership, occupancy or operation of any part of the Hotel.

     Permitted Exceptions:  Any liens, encumbrances, restrictions, exceptions
     --------------------
and other matters specified in Exhibit C to which title to the Property may be
                               ---------
subject on the Closing Date.

     Personal Property:  All of the Property other than the Real Property.
     -----------------

     Property:  (i) The Real Property; (ii) the Fixtures and Tangible Personal
     --------
Property; (iii) the Operating Equipment; (iv) the Consumables; (v) the transferable right, title and interest of Seller in, to and under the Hotel Contracts and Space Leases; (vi) the Bookings; (vii) the Permits (other than Excluded Permits); (viii) the Hotel Names; (ix) the Documents; and (x) all other Miscellaneous Hotel Assets, provided, however, that Property shall not include the Excluded Assets.

     Purchase Price:  As defined in Section 3.1.
     --------------

     Real Property:  The Land together with the Improvements located on the
     -------------
Land.

     Searches:  As defined in Section 6.3(a).
     --------

     Section 1445:  As defined in Section 17.1(m).
     ------------

     Software Program:  The software programs used by Seller in connection with
     ----------------
the operation of the Hotel.

     Space Leases:  All leases, licenses, concessions and other occupancy
     ------------
agreements, and any amendments thereto, whether or not of record, for the use or occupancy of any portion of the Real Property excluding, however, Bookings.

     Space Lessee:  Any person or entity entitled to occupancy of any portion of
     ------------
the Real Property under a Space Lease.

     Submittals:  As defined in Section 4.1.
     ----------

     Submitted Financial Statements:  Those financial statements of the Hotel
     ------------------------------
identified in Exhibit D hereto.
              ---------

     Title Company:  First American Title Insurance Company.
     -------------

     Title Defect:  A lien, claim, charge, security interest or encumbrance
     ------------
other than a Permitted Exception.

     Title Policy:  As defined in Section 10.1(i).
     ------------

     UCC:  The Uniform Commercial Code in effect in the State of Georgia.
     ---

     Violation:  Any condition with respect to the Property which constitutes a
     ---------
violation of any Legal Requirements.


     1.2  References.  Except as otherwise specifically indicated, all
          ----------
references to Section and Subsection numbers refer to Sections and Subsections of this Agreement, and all references to Exhibits refer to the Exhibits attached hereto. The words "hereby," "hereof," "herein," "hereto," "hereunder," "hereinafter," and words of similar import refer to this Agreement as a whole and not to any particular Section or Subsection hereof. The word "hereafter" shall mean after, and the term "heretofore" shall mean before, the date of this Agreement. Captions used herein are for convenience only and shall not be used to construe the meaning of any part of this Agreement.

                                  ARTICLE  II

                               SALE AND PURCHASE

     2.1  Sale and Purchase.  Seller hereby agrees to sell (or to cause to be
          -----------------
sold) to Purchaser, and Purchaser hereby agrees to purchase from Seller, the Property on the terms and subject to the conditions of this Agreement.

                                 ARTICLE  III

                                PURCHASE PRICE

     3.1   Purchase Price; Allocation Thereof.  The aggregate consideration
           ----------------------------------
("Purchase Price") for the Property and the other agreements described herein (the "Other Agreements") shall be:

           (a)  Intentionally omitted

           (b) A Note from Extended Stay America, Inc. to Seller in the form attached hereto as Exhibit D-1 in the original principal amount of $4,100,000,
                   -----------
with a maturity date of July 15, 1996, which shall be paid in either cash or additional Common Stock ("Additional Shares") if the Approved Sales occur as contemplated by Section 3.4.

The Purchase Price shall be allocated in accordance with the values reasonably attributable to the components of the Property and the other agreements as set forth on Exhibit E hereto.
         ---------

     3.2   INTENTIONALLY OMITTED.
           ----------------------

     3.3   No Assumption of Seller's Obligations.  Except as specifically
           -------------------------------------
provided herein to the contrary, Purchaser shall not assume, or become obligated with respect to, any obligation of Seller, including, but not limited to, the following:

           (a) Obligations of Seller now existing or which may arise prior to the Cut-off Time with respect to any accounts payable or other payables;

           (b) Obligations prior to the Closing Date of any term, covenant or provision of any Employee Benefit Plan, Employment Contract, Hotel Contract or Space Lease;

           (c) Obligations of Seller now existing or which may hereafter exist by reason of or in connection with any alleged misfeasance or malfeasance by Seller in the conduct of its business, and with respect to any tort liability;

           (d) Obligations to Employees with respect to any Compensation (or pursuant to any Employment Contract or Employee Benefit Plan); and

           (e) Obligations of Seller incurred in connection with or relating to the transfer of the Property pursuant to this Agreement, including without limitation, any Federal, state or local income, sales, transfer or other tax incurred by reason of said transfer, all of which shall be the sole responsibility of Seller.

     3.4   Payment of the Note.  Purchaser shall satisfy the obligations of
           --------------------
Extended Stay America, Inc. under the Note by delivering Additional Shares and/or cash to Seller, as the case may be, on or before the Note's maturity date specified in the Note, subject to the following:

           (a) Purchaser and Seller acknowledge that Seller intends to sell the Additional Shares which are delivered by Purchaser in satisfaction of the Note and the net proceeds realized by Seller shall be deducted from the balance of the Note. Seller agrees that it shall attempt to sell such Additional Shares only in bona fide private placements which are approved by Purchaser in its reasonable discretion to a person or persons not affiliated with, related to, or associated with Seller ("Approved Sales"). Purchaser shall deliver to Seller that number of Additional Shares equal to the number of Additional Shares which are sold pursuant to Approved Sales and such delivery shall be accomplished so as to allow the Approved Sales to be consummated on a timely basis.

           (b) If the proceeds from Approved Sales are less than the amount due under the Note, Purchaser shall also deliver cash to Seller prior to the maturity date of the Note having a value equal to the difference between the amount due under the Note and the proceeds from Approved Sales. In the event no Approved Sales occur prior to the maturity date of the Note, the Note shall be payable in cash on or before its stated maturity date. Seller shall use the proceeds from Approved Sales first to satisfy any mortgages or deeds of trust created or suffered by Seller which are a lien on the Property. Notwithstanding the above, if proceeds received from Approved Sales are insufficient to satisfy any mortgages or deeds of trust created or suffered by Seller which are a lien on the Property, Purchaser shall set off against amounts due under the Note an amount equal to such insufficiency and Purchaser shall apply such amount to satisfy and release such liens.

           (c) Purchaser shall indemnify, defend, and hold Seller harmless against and with respect to all losses, damages, liabilities, costs, and expenses to which Seller may become subject under the Securities Act of 1933, as amended, or otherwise in connection with or arising out of Approved Sales.


                                  ARTICLE  IV

                               INSPECTION PERIOD

     4.1   Inspection Period.  The "Inspection Period" shall be the period from
           -----------------
the date hereof to the Closing Date.

     4.2   Submittals to Purchaser.  Seller, at its expense, shall deliver to
           -----------------------
Purchaser on or before June 24, 1996, true and correct copies of the following:

           (a) the Permits, Hotel Contracts, Employment Contracts, Employee Benefit Plans, Space Leases and notices of Violations (if any);

           (b) a list of Bookings and a descriptive summary of the manner in which all Bookings are made, whether oral or written, with or without deposits or firm or contingent commitments for reservations, along with a copy of the written agreements or confirmation letters used in connection with the Bookings;

           (c) a descriptive summary of all pending or threatened litigation which would or does materially impact the Property listed on Exhibit L;
                                                             ---------

           (d) the most recent real estate and personal property tax statements for the Property;

           (e)  all Documents listed in Exhibit M, including, but not limited
                                        ---------
to, the plans and specifications;

           (f) copies of all financial reports prepared for Seller for the 1995 and 1996 fiscal years of Seller ("Submitted Financial Statements"); and

           (g) information reflecting the insurance loss history of the Property for the period from January 1, 1995 to the present.

     4.3   Review and Inspection.  During the Inspection Period, Purchaser shall
           ---------------------
review the Submittals and shall have the right to enter upon the Real Property to inspect the Property and to conduct tests and investigations at its sole cost and expense, except as provided herein. Seller shall cooperate with Purchaser, or its agents, in arranging such inspections. Without limitation of the foregoing, Purchaser or Purchaser's accountants or both may review the Submitted Financial Statements and, in connection therewith, Seller shall supply such documentation as Purchaser or Purchaser's accountants may reasonably request to facilitate such review. Purchaser shall conduct all such inspections and reviews in confidence and so as not to interfere unreasonably with the operation of the Hotel. During the Inspection Period, Purchaser may order an environmental report, at Purchaser's sole cost and expense, to be conducted by an environmental engineering firm selected by Purchaser (the "Environmental Study"). All materials and data of any and all nature made available to Purchaser shall be kept confidential by Purchaser, and in the event the transaction contemplated by this Agreement shall not be consummated for any reason, all such materials and data in Purchaser's possession shall be returned to Seller. Purchaser hereby agrees to indemnify, defend and holder Seller harmless from and against all claims, liability and cost arising in connection with Purchaser and its agents performing the above-mentioned inspections and examinations on the Real Property.

     4.4   Purchaser's Acceptance or Rejection.  If, in its sole and absolute
           -----------------------------------
discretion, Purchaser accepts the Submittals and the condition of the Property, it shall give Seller written notice of such acceptance before expiration of the Inspection Period. If Purchaser shall give Seller a notice of disapproval before expiration of the Inspection Period or fails to give such notice, then, without the necessity of further documentation, this Agreement shall be deemed terminated and the Deposit shall be returned to Purchaser. Purchaser shall pay to Seller the sum of $100.00 as fixed and liquidated compensation for such termination, and neither party shall have any further obligation or liability to the other party hereunder. The parties hereto acknowledge that Purchaser has incurred substantial costs in connection with the negotiation and execution of this Agreement, will incur additional substantial costs in conducting the inspections contemplated by Section 4.3 and would not have entered into this Agreement without the availability of the Inspection Period. Therefore, the parties agree that adequate consideration exists to support the obligations of the parties hereunder, even before expiration of the Inspection Period.


                                  ARTICLE  V

                        REPRESENTATIONS AND WARRANTIES

     5.1   Representations and Warranties of Seller and Rosa.  Seller and Rosa
           -------------------------------------------------
hereby represent and warrant, jointly and severally,  the following to
Purchaser:

           (a)  Due Organization, etc.  Seller is a Georgia limited partnership
                ---------------------
duly formed and validly existing in good standing under the laws of its state of formation and has full power and authority (i) to own or lease its properties and to carry on its business as it is now being conducted, (ii) to enter into this Agreement and to sell, convey, transfer, assign, and deliver the Property to Purchaser as provided herein, and (iii) to carry out the other transactions and agreements contemplated hereby. This Agreement has been duly authorized by all requisite action on the part of Seller. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, except as otherwise provided herein, do not require the consent or approval of any governmental authority, nor shall such execution and delivery result in a breach or Violation of any Legal Requirement, or constitute a default (or an event which with notice and passage of time or both will constitute a default) under any contract or agreement to which Seller or an Affiliate is a party or by which it or the Property is bound.

           (b)  Title to Real Property.  Seller's interest in the Real Property
                ----------------------
is good and marketable title in fee simple, free and clear of all mortgages, options, liens, charges, easements, agreements, claims, restrictions or other encumbrances of any kind or nature except for the Permitted Exceptions.

           (c)  Title to Personal Property.  Seller has good and marketable
                --------------------------
title to the Personal Property, subject only to the Permitted Exceptions. All items of Personal Property have been fully paid for to the extent that normal business practice permits, except those items which are subject to installment payments and with respect to which there are no installments due which are delinquent. Without limiting the generality of the foregoing, at Closing Seller shall have good and marketable title to all telephone and television equipment located on the Property.

           (d)  Permits.  (i) Exhibit F identifies all existing Permits and is
                -------       ---------
complete and correct in all material respects; (ii) such Permits constitute all of the Permits currently necessary for the ownership and operation of the Hotel;
(iii) to Seller's knowledge, no default has occurred in the due observance or condition of any Permit which has not been heretofore corrected; (iv) to Seller's best knowledge, no Space Lessee has received any notice from any source to the effect that there is lacking any Permit needed in connection with the operation of the Hotel or any other operation connected therewith; and (v) all Permits (except those Permits which are designated Excluded Permits on Exhibit
                                                                       -------
F) are assignable to Purchaser.

           (e)  Hotel Contracts.  Exhibit G identifies all Hotel Contracts and
                ---------------   ---------
the information noted therein is complete and correct in all material respects. Except as disclosed in Exhibit G, there is no default under any Hotel Contract.
                       ---------
Seller has provided (or will provide during the Inspection Period) true and correct copies of all Hotel Contracts to Purchaser. Each Hotel Contract (other than the Hotel Contracts designated as Material Contracts on Exhibit G may be
                                                            ----------
canceled upon 30 days' or less notice without penalty or premium payment.

           (f)  Hotel Names.  Exhibit O hereto identifies all Hotel Names and is
                -----------   ---------
complete and correct in all respects. Seller has not received any notice that the use of any thereof infringes on the rights of a third party.

           (g)  Space Leases.  Exhibit J identifies all Space Leases and is
                ------------   ---------
complete and correct in all material respects.  Except as disclosed in Exhibit
                                                                       -------
J, there is no default under any Space Lease. Seller has given (or will give, during the Inspection Period) to Purchaser true and correct copies of all Space Leases. Seller owns all right, title and interest of the lessor under each Space Lease.

           (h)  Commissions, etc.  Except as may be disclosed on Exhibits G or J
                ----------------                                 ----------    -
and other than in the ordinary course of business in connection with Bookings, there are no commissions or referral fees relating to the Hotel currently outstanding, nor will there be any such commissions or referral fees outstanding, on or before the Closing Date. Seller has not entered into any agreements with any referral organization or booking agent which contain any obligations that extend beyond the Closing Date.

           (i)  Impositions.
                -----------

                (i)   Except as described on Exhibit N hereto, Seller has timely
                                             ---------
     filed all returns and reports for sales, use and property taxes required to be filed by it with respect to the operation of the Property and has paid in full or made adequate provision by the establishment of reserves for Impositions which have become due with respect to the operation of the Property. There is no sales, use or property tax deficiency proposed or threatened against Seller with respect to the operation of the Property. There are no tax liens upon any property or assets of Seller. Seller has made all payments of sales, use and property taxes when due in amounts sufficient to avoid the imposition of any penalty with respect to the Property.

               (ii) Impositions which Seller was required by law to withhold or to collect with respect to the Property have been duly withheld and collected, and have been paid over to the proper governmental entity or are being held by Seller for such payment, and all such withholdings and collections and all other payments due in connection therewith as of the date of the Submitted Financial Statements are duly reflected on the Submitted Financial Statements.

               (iii) Seller is not currently being audited by, and has not received any notice of intention to audit from, any federal, state or local sales, use or property taxing authority.

           (j)  Fixtures, Tangible Personal Property, etc.  To the best of
                -----------------------------------------
Seller's knowledge, except for such guest rooms as have been combined as two-room suites (each of which contain such furniture and furnishings as is appropriate), each guest room contains a complete set of furniture and furnishings appropriate for a guest room of an extended-stay lodging hotel with in-room kitchenette. The quantities of Fixtures and Tangible Personal Property, Consumables and Operating Equipment in the Hotel, including physical reserves, are sufficient for the proper and efficient operation of the Hotel in accordance with the standards of operation heretofore maintained by Seller. Seller shall continue to maintain the same at a level consistent with the average maintenance for the 12 months preceding the date hereof.

           (k)  Submitted Financial Statements.  To the best of Seller's
                ------------------------------
knowledge, the Submitted Financial Statements for the Hotel (which shall include the income of restaurants, bars, retail rental space and garage portions of the Hotel, if any) fairly present the results of operation of the Hotel for the periods indicated, and were prepared in accordance with generally accepted accounting principles, on a consistent basis, and there has been no material adverse change in the results of the operations of the Hotel since the statement dated for the period ended December 31, 1995.

           (l)  Bookings.  Exhibit I identifies all Bookings for periods from
                --------   ---------
and after the date hereof.


           (m)  Pending Litigation.  Except as described in Exhibit L, there are
                ------------------                          ---------
no actions, suits, or proceedings, pending or threatened against Seller or affecting any of Seller's rights, in each case, with respect to the Property, at law or in equity, or before any federal, state, municipal, or other governmental agency or instrumentality, which might result in any order, injunction, decree or judgment having an adverse effect on the Hotel or the Property, nor is Seller aware of any facts which to its knowledge might result in any action, suit or proceedings. Except as noted in Exhibit K, to the best of Seller's knowledge,
                                 ---------
the Hotel complies with all Legal Requirements. Except as noted in Exhibit K,
                                                                   ---------
Seller has not received any notice of any Violation of a Legal Requirement which has not been heretofore corrected. Prior to the Closing Date, any uncured Violations listed in Exhibit K and any other Violations that arise shall be
                     ---------
cured by Seller at its sole expense.

           (n)  Condemnation.  There are no pending, or, to the knowledge of
                ------------
Seller, threatened, condemnation proceedings or condemnation actions against the Real Property or any of the rights-of-way located adjacent thereto.

           (o)  Zoning.  The Land is currently zoned for its present use.
                ------

           (p)  Assessments.  No governmental assessment for sewer, sidewalk,
                -----------
water, paving, electrical, power or other improvements is pending or threatened, except as may be set forth on Exhibit C.
                              ---------

           (q)  Labor Disputes.  During the three (3) years preceding the date
                --------------
hereof, Seller has not experienced any labor disputes or labor trouble other than routine grievances or organizational efforts, none of which have had a material adverse effect on the operations of the Property.

           (r)  Employees.  Exhibit H is a complete list of all Employees with
                ---------   ---------
their salaries, position and terms of employment; and (i) except as set forth on Exhibit H, Seller is not a party to any Employment Contract and no union is
- ---------
presently serving as collective bargaining agent for any Employees; (ii) to the best of Seller's knowledge, no union presently is conducting or planning to conduct an organizational campaign for any Employees; and (iii) with the exception of the Employee Benefit Plans listed on Exhibit P, there is no
                                                  ---------
pension, profit-sharing, bonus or other employee benefit plan relating to current or past Employees.

           (s)  Utilities.  All utility equipment and facilities required for
                ---------
the operation and use of the Hotel are located on the Property and all agreements for providing utilities are with direct providers.

           (t)  Material Changes.  There are no facts or circumstances
                ----------------
specifically related to the Hotel and the operation thereof not disclosed to Purchaser of which Seller has knowledge (and Purchaser does not), which have or could have a material adverse effect upon the Hotel or its operation. Seller agrees to notify Purchaser immediately of such facts or circumstances if it becomes aware of the same prior to Closing.

           (u)  Environmental Matters.
                ---------------------

                (i) To the best of Seller's knowledge, Seller has not transported, stored, treated, or disposed of, nor has it allowed or arranged for any third parties to transport, store, handle, treat, or dispose (as hereinafter defined) of Hazardous Substances or other waste to or at any location other than a site lawfully permitted to receive such Hazardous Substances or other waste for such purposes, nor has it performed, arranged for, or allowed by any method or procedure such transportation, storage, treatment, or disposal in contravention of any laws or regulations or in a manner giving rise to any liability whatsoever. Seller has not stored, handled, treated, or disposed of, nor allowed or arranged for any third parties to store, handle, treat, or dispose of Hazardous Substances or other waste upon property owned or leased by it, except as permitted by law. For purposes of this Section 5.1(u), the term "Hazardous Substances" shall include, without limitation, any material or substance that is one or more of the following: (i) defined as a conventional, hazardous, toxic, regulated or solid pollutant, contaminant, substance or waste pursuant to any Environmental Law (as hereinafter defined), (ii) petroleum, (iii) asbestos, (iv) corrosive, toxic, flammable, explosive, reactive, mutagenic, carcinogenic, infectious or radioactive,
     (v) materials mixed with, containing or derived from any of the foregoing or (xvii) any material which is or becomes regulated by any Environmental Law which is released (as hereinafter defined) at or from the Real Property or which has migrated to or from the Real Property or is found on the Real Property or any other site affected by such release at, to, on or from the Real Property. The terms release(d), transport(ed), store(d), treat(ed), handle(d), arrange(d), dispose(d) and disposal shall have the meanings assigned by the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C.A. Section 9601 et seq. ("CERCLA") or the Resource Conservation and Recovery Act, 42 U.S.C.A. Section 6901 et seq. (42 U.S.C.A. Section 6903 ("RCRA").

                (ii) To the best of Seller's knowledge, there has not occurred during Seller's occupancy nor is there currently occurring, a release of any Hazardous Substance to, from, on, into, or beneath the surface of the Land.

                (iii) To the best of Seller's knowledge, the Seller has not shipped, transported, or disposed of, nor has it allowed or arranged, by contract, agreement, or otherwise, for any third parties to ship, transport, or dispose of, any Hazardous Substance or other waste to or at a site which, pursuant to CERCLA or any similar state law, (i) has been placed on the National Priorities List or its state equivalent, or (ii) the Environmental Protection Agency or the relevant state agency has proposed or is proposing to place on the National Priorities List or its state equivalent. Seller has not received written notice, nor does it have knowledge of any facts which could give rise to any written notice, that Seller is a potentially responsible party for a federal or state environmental cleanup site or for corrective action under CERCLA or any other applicable law or regulation. Seller has not submitted nor was it required to submit any notice pursuant to Section 103(c) of CERCLA, or pursuant to any federal, state or local requirement for notification of a release with respect to the Real Property. Seller has not received any written request for information from any federal, state or local governmental authority in connection with any release. Seller has not been required to or has not undertaken any response, investigation, monitoring, or remedial actions or clean-up actions of any kind at the request of any federal, state, or local governmental entity, or at the request of any other person or entity.

                (iv) Seller does not use, and has not used, any Underground Storage Tanks, and there are not now nor to the best of Seller's knowledge have there ever been any Underground Storage Tanks on the Land. For purposes of this Section 5.1(u)(iv), the term "Underground Storage Tanks" shall have the meaning given it in the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.).

                (v) To the best of Seller's knowledge, there is no asbestos in or on the Real Property.

                (vi) Seller has not received written notice of any violation, noncompliance or breach of any environmental or worker safety laws or regulations which require any work, repairs, construction, or capital expenditures with respect to the assets or properties of Seller.

                (vii) Seller has delivered to Purchaser, if any exist: (i) all environmental audits, assessments, or occupational health studies undertaken by Seller or its respective agents or known to have been undertaken by or at the order or request of governmental agencies; (ii) the results of any ground, water, soil, air, or asbestos monitoring or investigation undertaken with respect to the Real Property; (iii) all written communications between Seller and any environmental agencies; and (iv) all citations issued under the Occupational Safety and Health Act (29 U.S.C. Sections 651 et seq.).

                (viii) Seller's Environmental Indemnity.

                       (a)  Indemnification. Seller and Rosa shall defend,
                            ---------------
           indemnify and hold harmless Purchaser, its nominees, officers, directors, agents, employees, successors, lenders, assigns, affiliates, subsidiaries, parent companies (if any), shareholders, lenders, representatives and the successors and assigns of all of the foregoing from and against, any breach of any of representations and warranties of Seller set out herein at Section 5.1(u)(i) through 5.1(u)(vii).

                       (b)  Discharge of Environmental Claims.  In the event
                            ---------------------------------
           that Purchaser notifies Seller of any claim that may be subject to an indemnification obligation under this Section 5.1(u), Seller shall, within thirty (30) days from the date of receipt of notice, acknowledge and assume the liability asserted. During such thirty
           (30) day period, Purchaser shall not take any action or incur any expense with respect to the claim, except to the extent that such action or expense is legally required or reasonably necessary under the circumstances.

                       Seller shall have the right and obligation to control, manage and direct all discussions, proceedings and activities regarding the satisfaction or discharge of any claim which is assumed by Seller or any liability or obligation that such a claim seeks to impose on Seller.

                       Purchaser shall have the right, at its own expense, to consult with Seller, through counsel or otherwise, with respect to all meetings and proceedings with adverse parties or governmental authorities regarding any Environmental Claim and with respect to all activities pertaining to that matter. Prior to initiating or participating in any meeting or proceeding in which decisions or discussions adverse to Purchaser may be made, Seller shall consult with Purchaser. This right of consultation shall not apply to confidential meetings or documents in cases where Seller or Purchaser are disputing or litigating claims against each other in a judicial or administrative proceeding. Seller shall promptly notify Purchaser in writing before Seller initiates or participates in any meeting or proceeding in which decisions or discussions adverse to Purchaser may be made, including without limitation decisions or discussions concerning matters not covered by this Agreement. Purchaser shall have the right, but not the obligation, to participate in such meetings or proceedings.


                       (c)  Remedies.  If Seller fails to perform its
                            --------
           obligations under this Section 5.1(u), Purchaser may, at its option
           (1) bring an action for injunction or specific performance of this
           Section 5.1(u) or this Agreement, and in such action, recover damages suffered by Purchaser as a result of Seller's breach or delay in performing its obligations, or (2) bring an action for damages for Seller's breach of its obligations, or (3) bring an action for response costs or other relief under federal or state environmental laws or regulations, or (4) any combination of the above. In the event that Purchaser prevails in such an action, it shall be entitled to recover from Seller the costs and expenses of bringing the action, including reasonable attorneys' fees. No delay or omission in the exercise of any right or remedy accruing to Purchaser upon any breach by Seller under this Agreement shall impair any such right or remedy or be construed as a waiver of such breach theretofore or thereafter occurring. The waiver by Purchaser of any condition or of any breach of any term, covenant or condition contained in this Agreement shall not be deemed to be a waiver of any other condition or of any subsequent breach of the same or of any other term, covenant or condition of this Agreement. All rights, powers, options or remedies afforded to Purchaser either under this
           Section 5.1(u) or this Agreement or by law or by equity, shall be cumulative and not alternative and the exercise of any right, power, privilege or remedy shall not bar other rights, powers, privileges or remedies.

           (v)  Documents.  Exhibit M is a list of all of the Documents; Seller
                ---------   ---------
knows of no other document or instrument relating to the Hotel, or the ownership or operation thereof.

           (w)  Seller's Knowledge.  For the purposes of this Section 5.1, the
                ------------------
phrases "to the best of Seller's knowledge," "to Seller's knowledge" and similar phrases shall imply a reasonable investigation by Seller and its agents.

           (x)  Third Party Property.  Seller is not in possession of any
                --------------------
property owned by third parties other than (i) property leased by Seller pursuant to leases disclosed to Purchaser pursuant to this Agreement; (ii) baggage of current guests which has been checked with or left in the care of Seller; and (iii) contents in safe deposit boxes deposited by current guests.

           (y)  Investment Representations.  Seller represents and warrants that
                --------------------------
each of it and its partners either (i) is an "accredited investor" as defined in 17 C.F.R. 230.501(a); or (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Shares as contemplated by this Agreement. Seller represents that they have received a prospectus of Parent dated as of the date of this Agreement.

     5.2   Representations and Warranties of Purchaser.  Purchaser hereby
           -------------------------------------------
represents and warrants the following to Seller:

           (a)  Authority.  Purchaser has all requisite power and authority to
                ---------
execute and deliver this Agreement and to consummate the transactions contemplated hereby pursuant to the terms and conditions hereof.

           (b)  No Conflict.  The execution and delivery of this Agreement and
                -----------
the consummation of the transactions contemplated hereby will not conflict with, breach, result in a default under, or violate any commitment, document or instrument to which Purchaser is a party or by which it is bound.

           (c)  Parent Shares.  The Shares have been registered by the Parent
                -------------
pursuant to a registration statement filed with the Securities and Exchange Commission (the "SEC"), a so-called "shelf" registration statement (the "Registration Statement"), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "1933 Act"). Upon the issuance and delivery of the Shares to the Seller in accordance with this Agreement, such shares will constitute legally and validly authorized and issued, fully paid, and nonassessable shares of Common Stock.
The Registration Statement has been declared effective under the 1933 Act. The Parent is in compliance with the undertakings contained in the Registration Statement and to the knowledge of the Purchaser, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act.

           (d)  Rule 145.  Purchaser covenants that it will file the reports
                --------
required to be filed
by it under the Securities Act of 1933, as amended (the "Act") and the Securities Exchange Act of 1934, as amended and the rules and regulations adopted by the Securities and Exchange Commission thereunder, to the extent required from time to time to enable Seller to sell the shares of Common Stock delivered to Seller pursuant to this Agreement without registration under the Act within the limitation of the exemptions provided by Rule 145(d) under the Act.

     5.3   Duration of Representations and Warranties.  All representations and
           ------------------------------------------
warranties contained in Sections 5.1 and 5.2 shall be deemed restated on and as of the Closing Date.


                                  ARTICLE  VI

                                CLOSING MATTERS

     6.1   Closing.  The closing of the transaction contemplated hereby (the
           -------
"Closing") shall take place at the offices of the Title Company on or before June 24, 1996 (the "Closing Date") or such other date and/or place as may be mutually agreed by the parties.

     6.2   Manner of Closing.  The transaction shall be closed with the
           -----------------
concurrent delivery of the documents of title, transfer of interests, delivery of the title policy described in Section 10.1(i) and the payment of the Purchase Price. Seller shall provide and pay for any undertaking (the "Gap Undertaking") to the Title Company necessary for the Closing to occur.

           (a)  Searches.  Seller shall deliver to buyer, not less than three
                --------
(3) days prior to the Closing Date, UCC, judgment and tax lien searches on the names of the Seller covering a date not earlier than seven (7) days prior to the date hereof (the "Searches") showing no Title Defect as to the Property unless the same is to be paid by Seller and released at or prior to Closing.

           (b)  Defects.  With respect to the survey and title commitment
                -------
obtained by Purchaser and the Searches delivered to Purchaser by Seller, if the same shall reflect any facts that would result in a Title Defect, Seller shall have thirty (30) days from the expiration of the Inspection Period within which to cure or remove the Title Defect. Seller shall be obligated to remove mortgages, deeds of trust and other liens or encumbrances of a definite and ascertainable amount, which the parties agree may be removed by the use of the proceeds of sale at Closing as provided in Section 6.3(c) below. In the alternative, Seller may make arrangements satisfactory to the Title Company for the cure (including insurance over) or removal of record of any such Title Defect. If any such Title Defect is not cured or otherwise provided for as aforesaid on or prior to the thirtieth (30th) day, the Purchaser shall either:
(i) terminate this Agreement, in which event (hereinafter referred to as "Election No. 1") the Deposit shall be returned to Purchaser and the parties shall have no further obligation or liability to each other hereunder; or (ii) accept the title commitment, survey, or Searches as is, with the right, however, to deduct the amount of Title Defects represented by liens or encumbrances of a definite or ascertainable amount from the Purchase Price payable at Closing (hereinafter referred to as "Election No. 2"). Title Defects which are acceptable as part of Election No. 2 shall thereupon be deemed to be Permitted Exceptions and Exhibit C shall be amended, if necessary, to include such
               ---------
additional Permitted Exceptions. Election No. 2 shall be made by the Purchaser giving Seller written notice thereof within five (5) days after notice of Seller's inability to cure or remove the Title Defect and in the absence of notice of Election No. 2 within such five (5) day period, Purchaser shall be deemed to have elected Election No. 1. In the event Purchaser elects Election No. 1 and a Title Defect was created or suffered by Seller, Purchaser shall be paid by Seller the actual costs of Purchaser's investigation not to exceed $10,000.00 in addition to recovery of the Deposit.

           (c)  Removal of Liens, etc.  If on the Closing Date there shall be
                ---------------------
any Title Defect which is capable of satisfaction by the payment of money, then Seller shall either (a) use a portion of the Purchase Price to satisfy the same, provided Seller shall simultaneously either deliver to Purchaser at Closing instruments, in recordable form, sufficient to satisfy such Title Defect of record, together with the cost of recording or filing said instrument; or (b) in the alternative, make arrangements with the Title Company, in advance of Closing, whereby Seller will deposit with the Title Company sufficient monies, acceptable to the Title Company to induce the Title Company to issue the Title Policy to Purchaser, either free of any such Title Defect or with insurance which "insures over" such Title Defect. Purchaser agrees to provide at Closing separate certified checks as requested, to facilitate the satisfaction of any such Title Defects, if request is made within a reasonable time prior to the Closing Date. The existence of any Title Defects capable of satisfaction by the payment of money shall not be deemed to be Title Defects for the purposes of cure periods, as discussed supra in Section 6.3(b), if Seller shall comply with
                           -----
the foregoing requirements.


                                 ARTICLE  VII

                              CLOSING DELIVERIES

     7.1   Seller's Deliveries.  At Closing, Seller shall deliver, or cause to
           -------------------
be delivered to Purchaser, the following, each of which shall be in form and substance acceptable to counsel for Purchaser and, in the case of documents of transfer or conveyance, shall be accepted or consented to by all parties required to make such transfer or conveyance effective:

           (a) a recordable limited warranty deed from Seller to Purchaser subject only to the Permitted Exceptions;

           (b) a Bill of Sale, with special covenants of title, transferring to Purchaser all of Seller's right, title and interest in and to each and every item of Fixtures and Tangible Personal Property, Documents, Consumables and Operating Equipment to be transferred hereunder subject only to Permitted Exceptions, and with respect to any vehicles included therein, such separate forms of assignment as are required to be filed with any governmental agency to effect such change in registration of ownership;

           (c) all of the Bookings, Hotel Contracts, Space Leases, Permits and other tangible Miscellaneous Hotel Assets, together with an Assignment conveying and transferring to Purchaser all of Seller's right, title and interest in, to and under the Bookings, Hotel Contracts, Space Leases, Permits (other than Excluded Permits) and all other Miscellaneous Hotel Assets;

           (d)  the certificate referred to in Section 10.1(b) hereof;

           (e) the Noncompete Agreements, in the form attached hereto as Exhibit R, executed by Tempo Real Estate Corporation, the sole general partner
- ---------
of Seller, and Rosa.

           (f)  a FIRPTA Certificate;

           (g) estoppel letters from all of the Space Lessees in the form of Exhibit J-1 and any estoppel certificates for Hotel Contracts which may be
- -----------
required pursuant to Section 10.1(f);

           (h)  Affidavit of Title for the Real Property, in customary form;

           (i) notices to Space Lessees of change in ownership of the Hotel, if requested by Purchaser;

           (j)  the opinion of Seller's counsel as provided by Section 10.1(c);

           (k) State of Georgia and County of Gwinnett transfer stamp declarations;

           (l) evidence acceptable to Purchaser and the Title Company of the authority of the general partners of Seller to convey the Property on behalf of the Seller, and resolutions of the directors of the general partner of Seller authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

           (m) a certificate of the secretary of the general partner of Seller, dated as of the Closing Date, certifying the incumbency of the officer(s) of the general partner of Seller executing the documents delivered by Seller pursuant to this Agreement;

           (n) evidence satisfactory to Purchaser of termination of the management agreement between Seller and A/I Development, Inc., a Georgia corporation.

     7.2   Purchaser's Deliveries.  At the Closing, Purchaser shall cause to be
           ----------------------
delivered to Seller:

           (a) the stock certificates described in Section 3.1(a), registered in the name of Seller;

           (b)  the Note described in Section 3.1(b);

           (c)  the certificate referred to in Section 9.1(b) hereof;

           (d) the opinion of Purchaser's counsel as provided by Section 9.1(c); and

           (e) State of Georgia and County of Gwinnett transfer stamp declarations.

     7.3   Concurrent Transactions.  All documents or other deliveries required
           -----------------------
to be made by Purchaser or Seller at Closing, and all transactions required to be consummated concurrently with Closing, shall be deemed to have been delivered and to have been consummated simultaneously with all other transactions and all other deliveries, and no delivery shall be deemed to have been made, and no transaction shall be deemed to have been consummated, until all deliveries required by Purchaser, or its designee, and Seller shall have been made, and all concurrent or other transactions shall have been consummated.

     7.4   Further Assurances.  Seller and Purchaser will, at the Closing, or at
           ------------------
any time or from time to time thereafter, upon request of either party, execute such additional instruments, documents or certificates as either party deems reasonably necessary in order to convey, assign and transfer the Property to Purchaser, hereunder.

     7.5 Possession. Possession of the Property shall be delivered at Closing. Subject to the provisions of Section 17.1(f), Excluded Assets (other than any thereof under leases to be assumed by Purchaser) shall be removed from the Hotel by Seller, at its expense, on or before the Closing Date. Seller, at its expense shall make all repairs necessitated by such removal but shall have no obligation to replace any Excluded Asset so removed.

                                 ARTICLE  VIII

                          ADJUSTMENTS AND PRORATIONS

     8.1   Adjustments and Prorations.  The following matters and items shall be
           --------------------------
apportioned between the parties hereto or, where appropriate, credited in total to a particular party, as of the Cut-off Time as provided below:

           (a)  Down Payments for Reservations.  Any pre-closing down payments
                ------------------------------
made to Seller on confirmed reservations for dates after the Closing Date will be credited to Purchaser as of the Closing. Any post-closing down payments made to Seller on confirmed reservations for dates after the Closing Date will be forwarded to Purchaser upon receipt.

           (b)  Taxes and Assessments.  All ad valorem taxes, special or general
                ---------------------
assessments, personal property taxes, attorneys' fees directly related to the reduction of taxes or assessments, water and sewer rents, rates and charges, vault charges, canopy permit fees, and other municipal permit fees. If the amount of any such item is not ascertainable on the date the proration schedule is completed pursuant to Section 8.3, the credit therefor shall be based on one hundred percent (100%) of the most recent available bill and shall be reprorated upon receipt of the actual tax bill. Notwithstanding the above, special real property tax assessments for which the work is substantially completed as of the Closing Date shall be paid by Seller.

           (c)  Utility Contracts.  Telephone and telex contracts and contracts
                -----------------
for the supply of heat, steam, electric power, gas, lighting and any other utility service, with Seller receiving a credit for each deposit, if any, made by Seller as security under any such public service contracts if the same is transferable and provided such deposit remains on deposit for the benefit of Purchaser. Where possible, cut-off readings will be secured for all utilities on the Closing Date.

           (d)  Hotel Contracts and Space Leases.  Any amounts prepaid or
                --------------------------------
payable under any Hotel Contracts and Space Leases shall be apportioned between the parties. Any percentage rentals under Space Leases shall be prorated on the basis of the ratio of the number of days expired before Closing to the number of days after Closing, for the current percentage rent period of the Space Lease. All security deposits held by Seller shall be transferred to Purchaser and all obligations with respect to such security deposits shall be assumed by Purchaser.

           (e)  License Fees.  Fees paid or payable for Permits (other than
                ------------
Excluded Permits) shall be apportioned between the parties.

           (f)   Hotel Matters.
                 -------------

                (i) Advance payments, if any, under Bookings for Hotel facilities which shall include prepaid amounts by current guests;

                (ii)   Coin machine, telephone, washroom and checkroom income;
and

                (iii)  Commissions to credit and referral organizations.

           (g)  Insurance.  Prepaid premiums for policies of insurance which are
                ---------
assigned to Purchaser. Seller shall assign such of its policies of insurance for the Property which has been designated by Purchaser to be assigned to Purchaser as of the Closing Date.

           (h)  Employment Contracts.  Seller shall be responsible for, and
                --------------------
shall pay when due, all Compensation of Employees, until the Cut-off Time. Purchaser assumes no Employment Contracts and assumes no obligation with respect to any Employee Benefits all of which shall be the responsibility of Seller.

           (i)  Consumable Items.  The cost of any Consumables or Operating
                ----------------
Equipment which are at a level below the level required to be maintained under this Agreement shall be credited to Purchaser.

           (j)  Other.  Such other items as are provided for in this Agreement
                -----
or as are normally prorated and adjusted in the sale of a hotel, including without limitation, all petty cash funds and cash in house banks, and all deposits and prepaid items which inure to the benefit of the Purchaser.

     8.2   Receivables.  Purchaser is not purchasing any of the receivables of
           -----------
the Hotel and Seller shall be solely responsible for the collection of accounts receivable arising prior to the Closing Date. If Purchaser shall receive any payment made on any unpurchased accounts receivable within ninety (90) days after the Closing Date, it shall promptly remit such payment to Seller. With regard to any collection made from any person or entity who is indebted to the Hotel both with respect to accounts receivable accruing prior to the Closing Date and to the accounts receivable accruing subsequent to the Closing Date, such collection shall be applied as designated by the payor, but if there is no designation, then any such collections received within ninety (90) days after the Closing Date shall be applied first to the indebtedness accrued prior to the Closing Date, but thereafter, any such collections shall be applied first to the payment in full of any amounts due to Purchaser on accounts accruing subsequent to the Closing Date.

     8.3   Proration Schedule.
           ------------------

           (a) A schedule setting forth the adjustments and prorations to be made pursuant to Section 8.1 above shall be prepared by Purchaser and forwarded to Seller within sixty (60) days after the Closing Date. Seller shall be afforded the opportunity to review all work papers and computations used by Purchaser in the preparation of the adjustments and prorations. The schedule as delivered shall be deemed accepted by Seller except to the extent, if any, that Seller, within ten (10) days after the date of delivery thereof to Seller, has delivered a written notice to Purchaser stating any exceptions Seller may have to such schedule. If within such period Seller shall give written notice to Purchaser of any exceptions to the schedule as delivered by Purchaser, the parties shall attempt to resolve all of the exceptions. To the extent that any such exceptions are not resolved within fifteen (15) days after the delivery to Purchaser of Seller's exceptions to the schedule, such differences shall be submitted as soon as practicable thereafter to such "Big Six" accounting firm upon which the parties shall agree, for final determination thereof. If the parties are not able to agree upon an accounting firm, each shall designate a "Big Six" accounting firm and give written notice to the other of the name and address of the firm so designated. The two firms shall consult with each other and, if possible, determine the exceptions in question by mutual agreement, and their determination so agreed upon, if certified to the parties prior to their reaching agreement independently of arbitration, shall be final and conclusive. If the two firms are not able to agree upon the exceptions in question, they jointly shall designate a third firm whose determination concerning the exceptions shall be final and conclusive, if certified to the parties prior to their reaching agreement independent of arbitration. Any determination by such accounting firm(s) as to the proper determination of any such item submitted to it for determination shall be conclusive and binding upon the parties for purposes of this Agreement. Seller and Purchaser shall each pay one-half of such fees charged by such accounting firm(s) in connection with any matter submitted to it hereunder.

           (b) The net amount due pursuant to the adjustments and prorations made as required by this Section 8.3 shall be paid by cash or bank cashier's check payable in immediately available funds in United States currency to the order of the party to whom the same shall be due upon final determination of the adjustments and prorations required hereunder.

           (c)  Period for Recalculation.  Notwithstanding the foregoing, if at
                ------------------------
any time within six (6) months following the Closing Date, either party discovers any items which should have been included in the prorations but were omitted therefrom, then such items shall be adjusted in the same manner as if their existence had been known at the time of the preparation of the prorations. The foregoing limitations shall not apply to any items which, by their nature, cannot be finally determined within the periods specified.


                                  ARTICLE  IX

                      CONDITIONS TO SELLER'S OBLIGATIONS

     9.1   Conditions.  Seller's obligation to close hereunder shall be subject
           ----------
to the occurrence of each of the following conditions, any one or more of which may be waived by Seller in writing:

           (a)  Purchaser's Compliance with Obligations.  Purchaser shall have
                ---------------------------------------
complied with all obligations required by this Agreement to be complied with by Purchaser.

           (b)  Truth of Purchaser's Representations and Warranties. The
                ---------------------------------------------------
representations and warranties of Purchaser contained in Section 5.2 were true in all material respects when made, and are true in all material respects on the Closing Date (or any deferred Closing Date), and Seller shall have received a certificate to that effect signed by an authorized agent of Purchaser.

           (c)  Opinion of Purchaser's Counsel.  Purchaser shall have delivered
                ------------------------------
to Seller a favorable written opinion of Pedersen & Houpt in connection with this transaction, dated the Closing Date, as to (i) the power and authority of Purchaser to execute and deliver this Agreement, (ii) the due authorization, execution and delivery by Purchaser of this Agreement, and (iii) the legality, validity and, as to Purchaser, the binding effect of this Agreement (subject to the effect of bankruptcy and similar laws affecting the enforcement of creditors' rights generally and to the discretion of a court of equity to enforce equitable remedies).

     9.2   Failure of Conditions.  If any of the conditions enumerated in
           ---------------------
Section 9.1 are not fulfilled and, as a consequence thereof, Seller elects to terminate this Agreement, such failure shall be deemed a default by Purchaser hereunder and the consequences thereof shall be governed by the provisions of
Section 3.2.

                                   ARTICLE X

                     CONDITIONS TO PURCHASER'S OBLIGATIONS


     10.1  Conditions.  Purchaser's obligation to close hereunder shall be
           ----------
subject to the occurrence of each of the following conditions, any one or more of which may be waived by Purchaser in writing:

           (a)  Seller's Compliance with Obligations.  Seller shall have
                ------------------------------------
complied with all obligations required by this Agreement to be complied with by Seller.

           (b)  Truth of Seller's Representations and Warranties. The
                ------------------------------------------------
representations and warranties of Seller contained in Section 5.1 were true in all material respects when made, and are true in all material respects on the Closing Date (or any deferred Closing Date), and Purchaser shall have received a certificate to that effect signed by an authorized agent of Seller.

           (c)  Opinion of Seller's Counsel.  There shall have been delivered to
                ---------------------------
Purchaser a favorable opinion of DeVille & Milhollin, counsel to Seller in connection with this transaction, dated the Closing Date as to (i) the power and authority of Seller to execute and deliver this Agreement; (ii) the due authorization, execution and delivery by Seller of this Agreement and all other documents required to be executed and delivered by Seller pursuant to Section
7.1 hereof; and (iii) the legality, validity and, as to Seller, the binding effect of this Agreement and all other documents required to be executed and delivered by Seller pursuant to Section 7.1 hereof (subject in each case to the effect of bankruptcy and similar laws affecting creditors' rights generally and to the discretion of a court of equity to enforce equitable remedies).

           (d)  Obtaining of Excluded Permits.  Purchaser shall have obtained
                -----------------------------
(or otherwise assured itself of the availability of), in its own or its designee's name, all Permits of the type designated as Excluded Permits on Exhibit F, except liquor licenses and permits, necessary for the operation of
- ---------
the Hotel. Purchaser agrees to use commercially reasonable efforts (and Seller, at Purchaser's expense, agrees to cooperate fully with Purchaser in such regard) to obtain all such Excluded Permits.

          (e)  Governmental Approvals.  Except as provided to the contrary in
               ----------------------
subsection (d) above, if this transaction, or any part or parts hereof, or the consummation of any of the transactions herein contemplated, shall require authorization or approval of any governmental agency having jurisdiction, all such authorizations and approvals shall have been obtained and shall be in full force and effect on and as of the Closing Date. Seller agrees to use its commercially reasonable efforts and all due diligence to cause such authorizations or approvals to be obtained, and Purchaser agrees to cooperate with Seller in all reasonable respects with respect thereto, but at the sole cost and expense of Seller. If such authorizations and approvals shall not have been obtained on or prior to the last day for Closing hereinabove provided, the Closing Date may be deferred, at the election of Purchaser, for an additional period of time, not to exceed thirty (30) days, as shall be necessary to obtain any authorizations or approvals not then obtained.

           (f)  Estoppel Certificates--Hotel Contracts.  Purchaser shall notify
                --------------------------------------
Seller, in writing at least thirty (30) days prior to the Closing Date, of the Material Contracts for which Purchaser requires estoppel certificates. Each of said estoppel certificates shall be in writing from the parties to such Material Contract stating that such Material Contract is in full force and effect, has not been amended or modified except as therein indicated, that such party consents to the assignment to Purchaser and that no party is then in default under such Material Contract (or if any default is known to exist, or would arise with the giving of notice or the passage of time, stating the nature of such default). The estoppel certificates herein referred to shall be in form and substance reasonably satisfactory to Purchaser and dated not more than thirty (30) days prior to the Closing Date.

           (g)  No Pending Adverse Litigation.  On the Closing Date, there shall
                -----------------------------
not then be pending or, to the knowledge of either Purchaser or Seller, threatened, any litigation, administrative proceeding, investigation or other form of governmental enforcement, or executive or legislative proceeding which, if determined adversely, would restrain the consummation of any of the transactions herein referred to, declare illegal, invalid or non-binding any of the covenants or obligations of the parties herein, or have a material and adverse effect on the operations or cash flow of the Hotel, or materially and adversely affect the value of the Property or the ability of Purchaser, after the Closing, to operate the Hotel in the manner contemplated hereby, other than those matters previously disclosed and approved by Purchaser.

           (h)  Securities Laws.  Parent shall have received all necessary
                ---------------
permits and otherwise complied with any state blue sky or other securities laws applicable to the issuance of shares of Parent's common stock in connection with the transaction contemplated hereby and Purchaser agrees to use its best efforts to cause Parent to accomplish the foregoing.

           (i)  Title Policy.  Purchaser shall have received contemporaneously
                ------------
upon Closing, an ALTA Owner's Insurance Policy issued by the Title Company in the amount of the Purchase Price, showing good and marketable fee simple title in the Real Property to be vested in Purchaser, which waives the general exceptions, and subject only to the Permitted Exceptions (the "Title Policy"), with such endorsements as Purchaser shall request.

           (j)  Service Mark.  Purchaser shall have received, pursuant to an
                -------------
agreement in form acceptable to Purchaser, the perpetual right to use the name "Apartment Inn" to identify the Hotel.

     10.2  Failure of Conditions.  If any of the conditions enumerated in
           ---------------------
subsections (d), (e), (f), (g), (i) and (j) of Section 10.1 are not fulfilled, then the sole remedy of Purchaser shall be to terminate this Agreement (whereupon the Deposit shall be returned to Purchaser and neither party shall have any further obligations or liability hereunder), unless the failure to fulfill such condition constitutes, or results from, either (i) a material breach of an express representation or warranty made by Seller hereunder, or
(ii) a material default of an express covenant made by Seller hereunder, in which event Purchaser shall be entitled to pursue against Seller any and all remedies available to Purchaser, at law or in equity. If any of the conditions enumerated in subsections (a), (b) and (c) of Section 10.1 are not fulfilled and, as a consequence thereof, Purchaser elects to terminate this Agreement, such failure shall be deemed a default by Seller hereunder, the Deposit referred to in Section 3.2 shall be promptly returned to Purchaser, and Purchaser shall be entitled to pursue against Seller any and all remedies available to Purchaser, at law or in equity.


                                  ARTICLE  XI

                    ACTIONS AND OPERATIONS PENDING CLOSING

     11.1  Actions and Operations Pending Closing. Seller agrees that after the
           --------------------------------------
expiration of the Inspection Period and until the Closing Date:

           (a) The Hotel will continue to be operated and maintained substantially in accordance with present standards.

           (b) Seller will not enter into any new Material Contract or Space Lease, or cancel, modify or renew any existing Material Contract or Space Lease, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld. If Purchaser fails to respond to a request for consent within 15 business days after receipt of such request, such consent shall be deemed given.

           (c) Seller shall have the right, without notice to or consent of Purchaser, to make Bookings in the ordinary course of business, at no less than the Hotel's standard rates including customary discounted rates. Additionally, Seller agrees to entertain in good faith Purchaser's suggestions relating to the policy of the Hotel with respect to future Bookings and extension of credit.

           (d) Seller shall use commercially reasonable efforts to preserve in force all existing Permits and to cause all those expiring to be renewed prior to the Closing Date. If any such Permit shall be suspended or revoked, Seller shall promptly so notify Purchaser and shall take all measures necessary to cause the reinstatement of such Permit without any additional limitation or condition.

           (e) Seller shall notify Purchaser promptly if Seller becomes aware of any transaction or occurrence prior to the Closing Date which would make any of the representations or warranties of Seller contained in Section 5.1 not true in any material respect.

           (f) Seller will maintain in effect, all policies of casualty and liability insurance, or similar policies of insurance, with the same limits of coverage which it now carries with respect to the Hotel.

           (g) Seller will not dispose of any of the Property, except in the ordinary course of business and in accordance with this Agreement.

           (h) Seller shall allow Purchaser and its agents or representatives to inspect the Property, and all books and records relating thereto, at such times as Purchaser may reasonably request, provided such inspection does not unreasonably interfere with the continued operation of the Hotel in the ordinary course of business. Purchaser shall also have the right to have, and Seller shall provide accommodations for, a full-time on-site representative to observe the operations of the Hotel. Such accommodations shall be rent-free except for those nights when all other guest rooms at the Hotel are fully occupied, in which event Purchaser shall reimburse Seller for such nights at the Hotel's lowest corporate rate for such accommodations. Purchaser agrees that the results of all such observations will be treated as confidential, and Purchaser shall not disclose the same to any other person or entity except for Purchaser's counsel, accountants, and other agents or representatives consulted in connection with the acquisition of the Hotel. In the event that the sale is not consummated, any and all reports, financial and operating information obtained by Purchaser or its representatives shall be returned to the Seller.


                                 ARTICLE  XII

                            CASUALTIES AND TAKINGS


     12.1  Casualties.
           ----------

           (a) If any damage to the Property shall occur prior to the Closing Date by reason of fire, windstorm, hail, explosion or other casualty, and if, in Purchaser's reasonable judgment, the cost of repairing such damage will exceed Fifty Thousand Dollars ($50,000.00), Purchaser may elect to: (i) terminate this Agreement by giving written notice to Seller in which event, the Deposit shall be returned to Purchaser and neither party shall have any further obligations or liability whatsoever to the other hereunder or (ii) receive an assignment of all of Seller's rights to any insurance proceeds (including business interruption proceeds) relating to such damage and acquire the Property without any adjustment in the purchase price provided that, in such latter event, Seller shall pay to Purchaser the amount of any deductible under applicable insurance policies.

           (b) If, in the reasonable business judgment of the insurance adjuster or other representative of the insurer of the Property, the cost of repairing such damage will not exceed Fifty Thousand Dollars ($50,000.00), and such damage is covered by Seller's insurance policies, the transactions contemplated hereby shall close without any adjustment in the Purchase Price, Purchaser shall receive an assignment of all of Seller's rights to any insurance proceeds (including business interruption proceeds), and Seller shall pay to Purchaser the amount of any deductible under applicable insurance policies.

     12.2  Takings.  In the event of the actual or threatened taking (either
           -------
temporary or permanent) in any condemnation proceedings by exercise of right of eminent domain, of all or any part of the Real Property, between the date hereof and the Closing Date, and if, in Purchaser's reasonable judgment, such taking will result in the inability to conduct the operations of the Hotel substantially in accordance with the present standards, Purchaser may elect to:
(i) terminate this Agreement by giving written notice to Seller, in which event the Deposit shall be returned to Purchaser and neither party shall have any further obligations or liability whatsoever to the other hereunder or (ii) receive an assignment of all of Seller's rights to any condemnation award relating to such taking and acquire the Property without any adjustment in the Purchase Price.


                                 ARTICLE  XIII

                                   EMPLOYEES


     13.1  Employees, Compensation and Indemnification.  Seller shall terminate
           -------------------------------------------
its employer-employee relationship with all Employees as of the Cut-off Time. Seller shall be solely responsible for all Compensation and other liabilities with respect to Employees and liabilities and obligations to Employees pursuant to any Employment Contract. Purchaser shall not be responsible for any such liability or obligations and Seller agrees to indemnify and hold Purchaser harmless from and against any such liability or obligations. All Compensation, obligations, liabilities and claims (including any under the Fair Labor Standards Act) to or by any Employee of Seller arising or occurring prior to the Cut-off Time shall be the responsibility of Seller. Purchaser shall not be responsible for any Compensation thereof and Seller agrees to indemnify and hold Purchaser harmless from and against same. Purchaser shall not assume or be liable upon any Employment Contract of Seller.


                                 ARTICLE  XIV

                                  INDEMNITIES


     14.1  Seller's Indemnity.  Seller and Rosa agree, jointly and severally, to
           ------------------
indemnify, defend (with Purchaser having the right to retain counsel for the purpose of participating in such defense, at its sole cost and expense) and hold Purchaser harmless against and with respect to the following:

           (a) any and all obligations, liabilities, claims, accounts, demands, liens or encumbrances, whether direct or contingent and no matter how arising, in any way related to the Property and arising or accruing on or before the Closing Date or in any way related to or arising from any act, conduct, omission, contract or commitment of Seller or any predecessor in interest of Seller, at any time or times on or before the Closing Date (including, but not limited to, any damage to property or injury to or death of any person; without limitation on the generality of the foregoing, Seller and Rosa shall indemnify Purchaser from any claim or judgment under any lawsuit or proceeding filed or pending prior to the Closing Date against the Property, or any part thereof, and any costs or expenses (including reasonable attorneys' fees) heretofore or hereafter incurred in connection with any such lawsuit or proceeding;

           (b) any loss or damage to Purchaser resulting from any inaccuracy in or breach of any representation or warranty of Seller or resulting from any breach or default by Seller of any obligation of Seller under this Agreement; and

           (c) all costs and expenses, including reasonable attorneys' fees, related to any actions, suits or judgments incident to any of the foregoing.

     14.2  Purchaser's Indemnity.  Purchaser agrees to indemnify, defend (with
           ---------------------
Seller having the right to retain counsel for the purpose of participating in such defense, at its sole cost and expense), and hold Seller harmless against and with respect to the following:

           (a) any loss or damage to Seller, subsequent to the Closing Date, resulting from any inaccuracy in or breach of any representation or warranty of Purchaser under this Agreement;

           (b) any injury to person or property causing any loss or damage to Seller resulting from or arising out of the inspections by Purchaser pursuant to
Section 4.3 hereof;

           (c) any and all damage to Seller resulting from or arising out of Purchaser's operation of the Property after the Closing Date;

           (d) all losses, damages, liabilities, costs, and expenses to which Seller may become subject under the Securities Act of 1933, as amended, or otherwise in connection or arising out of Guarantee Share Sales; and

           (e) all costs and expenses, including reasonable attorney's fees, related to any actions, suits or judgments incident to any of the foregoing.


     14.3  Notice of Claims.  Seller, Rosa, and Purchaser, as applicable, shall
           ----------------
promptly notify the other in the event any claim is made against Seller or Purchaser as to which the other party has agreed to indemnify and the indemnitor shall thereupon undertake to defend and hold the indemnitee saved and harmless therefrom.



                                   ARTICLE XV

                             SECURITIES LAW MATTERS


     15.1  Disposition of Shares.  Seller represents and warrants that the
           ---------------------
Shares are being acquired and will be acquired for its own account and will not be sold or otherwise disposed of except pursuant to (i) the provisions of Rule 145(d) under the 1933 Act, as in effect at the time of sale, (ii) some other exemption or exclusion from the registration requirements under the 1933 Act, which does not require the filing by the Parent with the SEC of any registration statement, offering circular, or other document, in which case Seller shall first supply to the Parent an opinion of counsel (which opinion and counsel shall be satisfactory to the Parent) that such exemption or exclusion is available, or (iii) a registration statement filed by the Parent with the SEC under the 1933 Act (which the Seller acknowledges the Parent has no obligation to file).

     15.2  Acknowledgment of Restrictions.  Seller acknowledges that, under
           ------------------------------
current SEC interpretations of Rule 145, Seller is subject to restrictions on transfer of the Shares for a period of two years following the Closing Date and that an exemption from the requirement to register the Shares for public resale is provided by Rule 145(d).

     15.3  Evidence of Compliance.  Seller further covenants and agrees that
           ----------------------
Parent will be supplied with such written evidence of compliance by it and its broker with Rule 145(d) as in effect at the time of any sale by it pursuant thereto, as the Parent may reasonably request.

     15.4  Legend.  Seller agrees that the certificates for the Shares received
           ------
shall bear the following legend:

           The Shares represented by this certificate are subject to the provisions of Rule 145(d) promulgated under the Securities Act of 1933, and may not be transferred or disposed of by the holder without compliance with said Rule unless registered under said Act or pursuant to another applicable exemption from the requirements of said Act.

and that Parent may place stop transfer orders with its transfer agents with respect to such certificates. The appropriate portions of the legend will be removed at such time or times as Seller may reasonably request if at the time of such request Seller is not an Affiliate (as defined in the 1933 Act) of Parent, upon the expiration of the two-year holding period provided in Rule 145(d).


                                  ARTICLE XVI

                                    NOTICES

     16.1  Notices. Except as otherwise provided in this Agreement, all notices,
           -------
demands, requests, consents, approvals and other communications (herein collectively called "Notices") required or permitted to be given hereunder, or which are to be given with respect to this Agreement, shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by overnight express courier, postage prepaid, addressed to the party to be so notified as follows:

     If intended for Seller, to:         Apartment Inn Partners/
                                         Gwinnett, L.P.
                                         1538 Chantilly Drive
                                         Building "C"
                                         Atlanta, GA 30324
                                         Attention: Rosa Dziewienski-Pajonk

     Copies to:                          DeVille & Milhollin
                                         Village Trace, Suite 200
                                         Marietta, Georgia 30067
                                         Attn:  Roman DeVille

     If intended for                     Extended Stay America, Inc.
      Purchaser, to:                     200 South Andrews
                                         Ft. Lauderdale, Florida  33301
                                         Attn:  Robert A. Brannon

     Copies to:                          Pedersen & Houpt
                                         161 North Clark, Suite 3100
                                         Chicago, Illinois  60601
                                         Attn:  Michael W. Black

     Notice mailed by registered or certified mail shall be deemed received by the addressee three (3) days after mailing thereof. Notice personally delivered shall be deemed received when delivered. Notice mailed by overnight express courier shall be deemed received by the addressee two (2) days after mailing thereof. Either party may at any time change the address for notice to such party by mailing a Notice as aforesaid.


                                 ARTICLE  XVII

                             ADDITIONAL COVENANTS


     17.1  Additional Covenants.  In addition, the parties agree as follows:
           --------------------

           (a)  Expenses.  Seller shall be responsible for the payment of all
                --------
sales, use and the State of Georgia and County of Gwinnett transfer taxes and fifty percent (50%) of all escrow fees and closing charges, if any, but not to exceed $1,000.00. Purchaser shall be responsible for the payment of all title insurance premiums and costs of any survey of the Real Property performed at Purchaser's request, recording fees, and fifty percent (50%) of all escrow fees and closing charges. The fees and expenses of Seller's designated representatives, accountants and attorneys shall be borne by Seller, and the fees and expenses of Purchaser's designated representatives, accountants and attorneys shall be borne by Purchaser.

           (b)  Brokerage.  Seller and Purchaser each hereby represent and
                ---------
warrant to the other that neither has dealt with any broker or finder in connection with the transaction contemplated hereby, and each hereby agrees to indemnify, defend and hold the other harmless against and from any and all manner of claims, liabilities, loss, damage, attorneys' fees and expenses, incurred by either party and arising out of, or resulting from, any claim by any such broker or finder in contravention of its representation and warranty herein contained.

           (c)  Guest Baggage.  All baggage of guests who are still in the Hotel
                -------------
on the Closing Date, which has been checked with or left in the care of Seller shall be inventoried, sealed, and tagged jointly by Seller and Purchaser on the Closing Date. Purchaser hereby indemnifies Seller against any claims, losses or liabilities in connection with such baggage arising out of the acts or omissions of Purchaser after the Closing Date. Seller hereby indemnifies Purchaser against any claim, losses or liabilities with respect to such baggage arising out of the acts or omissions of Seller prior to the Closing Date.

           (d)  Safe Deposits.  Immediately after the Closing, Seller shall send
                -------------
written notice to guests or tenants or other persons who have safe deposit boxes, advising of the sale of the Hotel to Purchaser and requesting immediate removal of the contents thereof or the removal thereof and concurrent re-deposit of such contents pursuant to new safe deposit agreements with Purchaser. Seller, at its own expense, shall have a representative present when the boxes are opened, in the presence of a representative of the Purchaser. Purchaser shall not be liable or responsible for any items claimed to have been in such boxes unless such items are so removed and re-deposited, and Seller agrees to indemnify and hold harmless Purchaser from and against any such liability or responsibility.

           (e)  Tax Appeal Proceedings.  Seller shall be entitled to receive and
                ----------------------
retain the proceeds from any tax appeals or protests for tax fiscal years prior to the tax fiscal year in which the

Closing Date occurs. In the event an application to reduce real estate taxes is filed for the period during which Seller was the owner of the Real Property, Seller shall be entitled to a reproration of real estate taxes upon receipt of and based upon the reduction. Purchaser shall pay its pro rata share of the attorneys' fees directly related to the reduction as and when due. Seller shall continue to process any pending appeals or protests with respect to the tax fiscal year in which the Closing Date occurs, and the net proceeds from any such proceedings, after payment of attorneys' fees, will be prorated between the parties, when received, as of the Closing Date.

           (f)  Books and Records.  The transaction contemplated hereby includes
                -----------------
the books and records of Seller (except those relating to performance of employees) pertaining strictly to the business of the Hotel. Purchaser covenants and agrees that such books and records will remain in the Hotel for examination and audit by Seller and its agents after the Closing as provided in this clause (f). Books and records not pertaining strictly to the business of the Hotel may be removed by Seller within a reasonable time after the Closing Date. Purchaser agrees to preserve all books and records, files and correspondence, for at least five (5) years after the Closing Date, and not to destroy or dispose of the same, for at least five (5) years after the Closing Date. Purchaser agrees to provide access to Seller and its representatives, to such books, records, files and correspondence at all reasonable times.

           (g)  Hart-Scott-Rodino Act.  If it shall be determined that the
                ---------------------
within transaction is subject to the reporting requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, 15 U.S.C. (S)18(a) (1976) (the "Act"), then notwithstanding anything to the contrary contained in Section 10.1(e) hereof, each party shall forthwith proceed to make the necessary filings, and take all other actions necessary to comply with the Act and the rules and regulations thereunder. If such requirements have not been fulfilled by the Closing Date, then the Closing Date shall be adjourned until such requirements have been fulfilled, but not more than sixty (60) days. If such requirements have not been fulfilled prior to the expiration of such sixty (60) day period, Seller or Purchaser, by notice to the other, may terminate this Agreement in which event the Deposit shall be returned to Purchaser and neither party shall have any further obligation or liability to the other party hereunder.

           (h)  Survival of Covenants, etc.  The representations, warranties,
                ---------------------------
obligations, covenants, agreements, undertakings and indemnifications of Seller and Rosa, and Purchaser contained herein shall survive the Closing for a period of two (2) years except that (i) the representation made by Seller and Rosa in
Section 5.1(i) shall expire at the time the period of limitations (including any extensions thereof pursuant to the delivery of waivers of the applicable period of limitations) expires for the assessment by the taxing authority of additional taxes with respect to which the representation and warranty relate; and (ii) the indemnification obligation of Purchaser set forth in Section 14.2(d) shall expire at the time the latest period of limitations expires for the enforcement by an applicable governmental authority of any remedy with respect to such matters as to which the indemnity relates.

           (i)  Purchaser's Investigation and Inspections.  Any investigation or
                -----------------------------------------
inspection conducted by Purchaser, or any agent or representative of Purchaser, pursuant to this Agreement, in order to verify independently Seller's satisfaction of any conditions precedent to Purchaser's obligations hereunder or to determine whether Seller's warranties are true and accurate, shall not affect (or constitute a waiver by Purchaser of) any of Seller's obligations hereunder or Purchaser's reliance thereon.

           (j)  Construction.  This Agreement shall not be construed more
                ------------
strictly against one party than against the other, merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties, it being recognized that both Purchaser and Seller have contributed substantially and materially to the preparation of this Agreement.

           (k)  Publicity.  All notice to third parties and all other publicity
                ---------
concerning the transactions contemplated hereby shall be jointly planned and coordinated by and between Purchaser and Seller. None of the parties shall act unilaterally in this regard without the prior written approval of the other; however, this approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Purchaser may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly traded securities.

           (l)  General.  This Agreement may be executed in any number of
                -------
counterparts, each of which shall constitute an original but all of which, taken together, shall constitute but one and the same instrument. This Agreement (including all exhibits hereto) contains the entire agreement between the parties with respect to the subject matter hereof, supersedes all prior understandings, if any, with respect thereto and may not be amended, supplemented or terminated, nor shall any obligation hereunder or condition hereof be deemed waived, except by a written instrument to such effect signed by the party to be charged. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia. The warranties, representations, agreements and undertakings contained herein shall not be deemed to have been made for the benefit of any person or entity, other than the parties hereto and their permitted successors and assigns. Seller has no right to assign its rights or to delegate its duties hereunder. Captions used herein are for convenience only and shall not be used to construe the meaning of any part of this Agreement.

           (m)  FIRPTA.  Seller agrees to furnish Purchaser with an executed
                ------
Certification in the form attached hereto as Exhibit R ("FIRPTA Certificate"),
                                             ---------
and such other evidence as Purchaser may reasonably request, to establish that Seller is not a foreign person for the purpose of Section 1445 of the Internal Revenue Code of 1986, as amended ("Section 1445"). In the event that Seller does not furnish such Certification or a qualifying statement for the U.S. Treasury Department that the transaction is exempt from the withholding requirements of Section 1445, Seller agrees that Purchaser shall be directed to pay such amount required by law to the Internal Revenue Service in accordance with the laws and regulations regarding the withholding requirements of Section 1445.

     IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed, all as of the day and year first above written.


                                   APARTMENT INN PARTNERS/GWINNETT, L.P.

                                   By Tempo Real Estate Corporation, its
                                   general partner


                                   By /s/ Rosa Dziewienski Pajonk
                                     ------------------------------------
                                     Its    President
                                        ---------------------------------

                                   /s/ Rosa Dziewienski Pajonk
                                   --------------------------------------
                                   Rosa Dziewienski Pajonk



                                   ESA 0996, INC.


                                        By________________________________
                                          Its_____________________________


The undersigned hereby guarantees the Purchaser's obligations under Section 14.2 of this Agreement.

                                   EXTENDED STAY AMERICA, INC.


                                   By______________________________________
                                     Robert A. Brannon
                                     Senior Vice President

                                PROMISSORY NOTE
                                ---------------

$4,100,000                                                        June 24, 1996


     FOR VALUE RECEIVED, the undersigned, Extended Stay America, Inc. ( the "Maker"), hereby promises to pay to Apartment Inn Partners/Gwinett, L.P., a Georgia limited partnership (the "Payee"), the principal sum of FOUR MILLION ONE HUNDRED DOLLARS ($4,100,000) with interest thereon from the date hereof at the rate of ten percent (10%) per annum. All principal and accrued interest thereon shall be payable on or before July 15, 1996 (the "Maturity Date") to Payee at such address as Payee shall specify in writing. The principal amount hereof not paid on or before the Maturity Date shall bear interest at twelve percent (12%) per annum.

     All payments made on account of the indebtedness evidenced by this Note shall be made in accordance with the terms of Section 3.4 of the certain Agreement to Purchase Hotel dated June 21, 1996, by and between Maker and Payee.

     All parties hereto severally waive presentment for payment, notice of dishonor, protest and notice of protest.

     This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     Maker agrees that this instrument and the rights and obligations of all parties hereunder shall be governed by and construed under the substantive laws of the State of Georgia.

     The undersigned shall pay all expenses incurred by Payee in collecting this Note, including, without limitation, the reasonable fees and expenses of any attorney to whom this Note may be referred for such collection.

     Time is of the essence hereof.

     IN WITNESS WHEREOF, the undersigned has executed this Promissory Note as of the day and year first above written.


                                   EXTENDED STAY AMERICA, INC.,
                                   a Delaware corporation


                                   By  /s/ Robert A. Brannon
                                     -----------------------------------------
                                     Robert A. Brannon, Senior Vice President


                                   Attest  Robert A. Brannon
                                         -------------------------------------
                                         Robert A. Brannon, Secretary

                            COVENANT NOT TO COMPETE

     THIS COVENANT NOT TO COMPETE (the "Agreement") dated as of the 24th day of June, 1996, is delivered by Tempo Real Estate Corporation ("Tempo") to ESA 0996, Inc., a Georgia corporation (the "Company").

                               R E C I T A L S:
                               - - - - - - - -

     A. Tempo has entered into an agreement (the "Purchase Agreement") with the Company to sell the certain hotel known as The Apartment Inn located in Lawrenceville, Georgia (the "Hotel").

     B. It is a condition to the execution of the Purchase Agreement by the Company that Tempo execute and deliver to the Company this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Tempo agrees as follows:

     1.    No Solicitation of Employees.  Tempo agrees that from the date of
           ----------------------------
this Agreement and continuing for a period of two years (the "Term"), neither Tempo nor any person or enterprise controlled by Tempo will knowingly solicit for employment any person employed by the Company or any of its affiliates.

     2.    Covenant Not to Compete.  The Tempo agrees that during the Term of
           -----------------------
this Agreement, neither Tempo nor any person or enterprise controlled by Tempo will become a stockholder, director, officer, agent, consultant or employee of a business, whether or not incorporated, or have any financial stake of any nature in any of the foregoing or otherwise engaged directly or indirectly in any enterprise which is a Competing Business (as defined below) in the Prohibited Area (as defined below); provided, however, that the foregoing shall not prohibit the ownership of less than 5% of the outstanding shares of stock of any corporation engaged in any business, which shares are regularly traded on a national securities exchange or in any over-the-counter market. The term "Competing Business shall mean any business, person, or entity which is engaged in the ownership, management, operation, or development of extended-stay lodging facilities generally similar to those owned or operated by the Company or its affiliates during the Term except that certain existing extended-stay lodging facility commonly known as the "Corporate Apartment Community" located in Atlanta, Georgia and other substantially identical facilities operating under the name "Corporate Apartment Community". The term "Prohibited Area" shall mean, on the date hereof, any area within 25 miles of (i) any extended-stay lodging facilities owned or operated by the Company or any of its affiliates; and (ii) any real property owned, leased, or under contract for purchase by the Company or any of its affiliates intends to develop an extended-stay lodging facility. Upon commencement of the Agreement, the Company shall deliver to Tempo a description of the location of each facility and parcel of real property referred to in the proceeding sentence which is attached hereto as Exhibit A.

     3.    Remedies for Breach of Covenants.   In the event that a covenant
           --------------------------------
included in this Agreement shall be deemed by any court to be unreasonably broad in any respect, it shall be modified in order to make it reasonable and shall be enforced accordingly; provided, however, that in the event that any court shall refuse to enforce of the covenant contained in Sections 1 and 2, then the enforceable covenant shall be deemed eliminated from the provisions of this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining covenant to be enforced so that the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby.

     The Tempo acknowledges that any material breach of its covenant contained in Sections 1 and 2 will cause irreparable harm to the Company, which will be difficult if not impossible to ascertain, and the Company shall be entitled to equitable relief, including injunctive relief, against any actual or threatened breach hereof, without bond and without liability should such relief be denied, modified or vacated. Neither the right to obtain such relief or the obtaining of such relief shall be exclusive or preclude the Company from any other remedy at law or equity.

     4.    Governing Law.  This Agreement shall be governed and construed in
           -------------
accordance with the laws of the State of Georgia.

     IN WITNESS WHEREOF, Tempo has executed this Agreement as of the day and year first above written.

                                   TEMPO REAL ESTATE CORPORATION

                                   By:/s/ Roza Dziewienski Pajonk
                                      -----------------------------
                                      Its:  President
                                          -------------------------

                            COVENANT NOT TO COMPETE

     THIS COVENANT NOT TO COMPETE (the "Agreement") dated as of the 24th day of June, 1996, is delivered by Rosa Dziewienski Pajonk ("Rosa") to ESA 0996, Inc., a Georgia corporation (the "Company").

                               R E C I T A L S:
                               - - - - - - - -

     A. Rosa has entered into an agreement (the "Purchase Agreement") with the Company to sell the certain hotel known as The Apartment Inn located in Lawrenceville, Georgia (the "Hotel").

     B. It is a condition to the execution of the Purchase Agreement by the Company that Rosa execute and deliver to the Company this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Rosa agrees as follows:

     1.    No Solicitation of Employees.  Rosa agrees that from the date of
           ----------------------------
this Agreement and continuing for a period of two years (the "Term"), neither Rosa nor any person or enterprise controlled by Rosa will knowingly solicit for employment any person employed by the Company or any of its affiliates.

     2.    Covenant Not to Compete.  The Rosa agrees that during the Term of
           -----------------------
this Agreement, neither Rosa nor any person or enterprise controlled by Rosa will become a stockholder, director, officer, agent, consultant or employee of a business, whether or not incorporated, or have any financial stake of any nature in any of the foregoing or otherwise engaged directly or indirectly in any enterprise which is a Competing Business (as defined below) in the Prohibited Area (as defined below); provided, however, that the foregoing shall not prohibit the ownership of less than 5% of the outstanding shares of stock of any corporation engaged in any business, which shares are regularly traded on a national securities exchange or in any over-the-counter market. The term "Competing Business shall mean any business, person, or entity which is engaged in the ownership, management, operation, or development of extended-stay lodging facilities generally similar to those owned or operated by the Company or its affiliates during the Term except that certain existing extended-stay lodging facility commonly known as the "Corporate Apartment Community" located in Atlanta, Georgia and other substantially identical facilities operating under the name "Corporate Apartment Community". The term "Prohibited Area" shall mean, on the date hereof, any area within 25 miles of (i) any extended-stay lodging facilities owned or operated by the Company or any of its affiliates; and (ii) any real property owned, leased, or under contract for purchase by the Company or any of its affiliates intends to develop an extended-stay lodging facility. Upon commencement of the Agreement, the Company shall deliver to Rosa a description of the location of each facility and parcel of real property referred to in the proceeding sentence which is attached hereto as Exhibit A.

     3.    Remedies for Breach of Covenants.  In the event that a covenant
           --------------------------------
included in this Agreement shall be deemed by any court to be unreasonably broad in any respect, it shall be modified in order to make it reasonable and shall be enforced accordingly; provided, however, that in the event that any court shall refuse to enforce of the covenant contained in Sections 1 and 2, then the enforceable covenant shall be deemed eliminated from the provisions of this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining covenant to be enforced so that the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby.

     Rosa acknowledges that any material breach of its covenant contained in Sections 1 and 2 will cause irreparable harm to the Company, which will be difficult if not impossible to ascertain, and the Company shall be entitled to equitable relief, including injunctive relief, against any actual or threatened breach hereof, without bond and without liability should such relief be denied, modified or vacated. Neither the right to obtain such relief or the obtaining of such relief shall be exclusive or preclude the Company from any other remedy at law or equity.

     4.    Governing Law.  This Agreement shall be governed and construed in
           -------------
accordance with the laws of the State of Georgia.

     IN WITNESS WHEREOF, Rosa has executed this Agreement as of the day and year first above written.


                                       /s/ Rosa Dziewienski Pajonk
                                       ---------------------------
                                       Roza Dziewienski Pajonk

                                   AGREEMENT
                                   ---------


     THIS AGREEMENT made and entered into this 24th day of June, 1996, by and between APARTMENT/INN, L.P., a Georgia limited partnership (the "Partnership"), ESA 0996, a Georgia corporation ("ESA"), and JOHN W. BAKER ("Baker").

                         W I T N E S S E T H  T H A T:

     WHEREAS, through agreements with Baker an his successors (the owner of the Service Mark "The Apartment Inn") (the "Mark"), Partnership has the right to sub-assign, convey and sell the Mark;

     WHEREAS, ESA as "Purchaser" and Apartment/Inn Partners Gwinnett, L.P. as "Seller" have executed an Agreement to Purchase Hotel of even date herewith with respect to an accommodation facility (the "Facility") located at 474 West Pike Street, Lawrenceville, Georgia 30245 (the Purchase Agreement");

     WHEREAS, as a part of the purchase of the Facility pursuant to the Purchase Agreement, ESA desires to acquire from the Partnership an assigned right to use the Mark for use at the Facility, and certain other related rights, all as more particularly set forth below, and the Partnership is willing to assign rights to use the Mark upon the terms and conditions set forth below;

     NOW, THEREFORE, for and in consideration of the premises and the sum of Ten and No/100 Dollars ($10.00) and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties do hereby covenant and agree as follows:

     1.  ASSIGNMENT  OF MARK.  The Partnership agrees to assign, convey and sell
         -------------------
to ESA the perpetual right to use the Mark at the Facility and ESA agrees to compensate the Partnership for such assignment, as aforesaid, upon the terms and conditions set forth below. Further, Baker agrees to acknowledge the Partnership's right to assign, convey and sell ESA the right to use the Mark in connection with the operation of the Facility. Notwithstanding anything to the contrary, ESA shall have no obligation to purchase the Mark unless and until the "Closing" under the Purchase Agreement occurs (it being intended and agreed that the consummation of the transactions contemplated hereby shall occur simultaneously with the Closing).

     2.  CLOSING. The consummation of the transactions contemplated hereby (the
         -------
"Servicemark Closing") shall occur concurrently with the "Closing" of the purchase and sale of the Facility under the Purchase Agreement. At the Servicemark Closing, the Partnership and ESA shall (a) execute and deliver the Assignment of Service Mark Agreement attached hereto as Exhibit "A" and
                                                        -----------
incorporated herein by this reference; and (b) execute and deliver any other appropriate conveyance instruments requested by ESA to assign, convey and sell from the Partnership to ESA, without recourse or warranty, the use of the Mark in the operation of the

Facility, including client and customer relationships of the Facility associated with the use of the Mark at the Facility.

     3.   PURCHASE PRICE.  As consideration and payment for the aforesaid
          --------------
assignment of the Mark and related rights, (i) ESA shall deliver to the Partnership at the Servicemark Closing 0 shares (said 0 shares being referred
                                       -              -
to as the "Retained Shares") of common stock, par value of $.01 per share of Extended Stay America, Inc., a Delaware corporation (the "Parent") ("Shares"); and (ii) ESA shall cause Extended Stay America, Inc. to execute and deliver a Promissory Note to the Partnership in the form and terms identical to EXHIBIT
                                                                      -------
"B" attached hereto and incorporated herein by this reference (with blanks
- ---
appropriately completed), which Note shall be paid by Extended Stay America, Inc. in cash or additional Shares as provided in Paragraph 4 below.

     4.   PAYMENT OF THE NOTE.  Extended Stay America, Inc. shall satisfy its
          -------------------
obligations under the Note by delivering additional Shares and/or cash to the Partnership, as the case may be, on or before the Note's maturity date specified in the Note, subject to the following:

          (a) The Partnership and ESA acknowledge that the Partnership intends to sell the Shares which are delivered by Extended Stay America, Inc. to the Partnership in satisfaction of the Note and the net proceeds realized by the Partnership shall be applied to the balance of the Note. The Partnership agrees that it shall sell such Shares only in bona fide private placements which are approved by Extended Stay America, Inc. in its absolute discretion to a person or persons not affiliated with, related to, or associated with the Partnership
               ----------
("Approved Sales"). Extended Stay America, Inc. shall deliver to the Partnership that number of Shares equal to the number of Shares which are sold pursuant to Approved Sales and such delivery shall be accomplished so as to allow the Approved Sales to be consummated on a timely basis.

          (b) If the proceeds from Approved Sales are less than the amount due under the Note, ESA shall also deliver prior to the maturity date of the Note cash to the Partnership having a value equal to the difference between the amount due under the Note and the proceeds from Approved Sales. In the event no Approved Sales occur, the Note shall be payable in full in cash on or before its stated maturity date.
                ----

          (c) ESA shall indemnify, defend and hold the Partnership harmless against and with respect to all losses, damages, liabilities, costs, and expenses to which Seller may become subject under the Securities Act of 1933, as amended, or otherwise in connection with or arising out of Approved Sales.

     5.   WARRANTIES OF THE PARTNERSHIP.  The Partnership hereby warrants and
          -----------------------------
represents to ESA that the Partnership is a Georgia limited partnership duly formed and validly existing in good standing under the laws of its state of formation and has full power and authority (i) to carry on its business as it is now being conducted, (ii) to enter into this Agreement and to assign, convey and sell the Mark to ESA as provided herein, and (iii) to carry out the other transactions and agreements contemplated hereby. This Agreement has been duly authorized by all requisite action on the part of Seller. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, except as otherwise provided herein, do not require the consent or approval of any governmental authority, or constitute a default (or an event which with notice and passage of time or both will constitute a default) under any contract or agreement to which the Partnership is a party or by which it or the Mark is bound.

     6.   WARRANTIES OF ESA.  ESA hereby represents and warrants the following
          -----------------
to the Partnership:

          (a) ESA has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby pursuant to the terms and conditions hereof.

          (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, breach, result in a default under, or violate any commitment, document or instrument to which ESA is a party or by which it is bound.

          (c) The Shares have been registered by the Parent pursuant to a registration statement field with the Securities and Exchange Commission (the "SEC"), a so-called "shelf" registration statement (the "Registration Statement"), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "1933 Act"). Upon the issuance and delivery of the Shares to the Partnership in accordance with this Agreement, such shares will constitute legally and validly authorized and issued, fully paid, and nonassessable shares of Common Stock. The Registration Statement has been declared effective under the 1933 Act. The Parent is in compliance with the undertakings contained in the Registration Statement and to the knowledge of ESA, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act.

          (d) ESA covenants that it will file the reports required to be filed by it under the Securities Act of 1933, as amended (the "Act") and the Securities Exchange Act of 1934, as amended and the rules and regulations adopted by the Securities and Exchange Commission thereunder, to the extend required from time to time to enable the Partnership to sell the shares of Common Stock delivered to the Partnership pursuant to this Agreement without registration under the Act within the limitation of the exemptions provided by Rule 145(d) under the Act.

     7.   DURATION OF REPRESENTATIONS AND WARRANTIES.  All representations and
          ------------------------------------------
warranties contained in Paragraphs 5 and 6 shall be deemed restated on and as of the Closing Date and shall survive the Servicemark Closing.

     8.   DISPOSITION OF SHARES.  The Partnership represents and warrants that
          ---------------------
the Retained Shares are being acquired and will be acquired for its own account and will not be sold or otherwise disposed of except pursuant to (i) the provisions of Rule 145(d) under the 1933 Act, as in effect at the time of sale,
(ii) some other exemption or exclusion from the registration requirements under the 1933 Act, which does not require the filing by the Parent with the SEC of any registration statement, offering circular, or other document, in which case the Partnership shall first supply to the Parent an opinion of counsel (which opinion and counsel shall be satisfactory to the Parent) that such exemption or exclusion is available, or (iii) a registration statement filed by the Parent with the SEC under the 1933 Act (which the Partnership acknowledges the Parent has no obligation to file).

     9.   ACKNOWLEDGMENT OF RESTRICTIONS.  The Partnership acknowledges that,
          ------------------------------
under current SEC interpretations of Rule 145, the Partnership is subject to restrictions on transfer of the Shares for a period of two years following the date of the Servicemark Closing and that an exemption from the requirement to register the Shares for public resale is provided by Rule 145(d).

     10.  EVIDENCE OF COMPLIANCE.  The Partnership further covenants and agrees
          ----------------------
that the Parent will be supplied with such written evidence of compliance by it and its broker with Rule 145(d) as in effect at the time of any sale by it pursuant thereto, as the Parent may reasonably request.

     11.  LEGEND.  The Partnership agrees that the certificates for the Shares
          ------
received shall bear the following legend:

          The Shares represented by this certificate are subject to the provisions of Rule 145(d) promulgated under the Securities Act of 1933, and may not be transferred or disposed of by the holder without compliance with said Rule unless registered under said Act or pursuant to another applicable exemption from the requirements of said Act.

and that the Parent may place stop transfer orders with its transfer agents with respect to such certificates. The appropriate portions of the legend will be removed at such time or times as the Partnership may reasonably request if at the time of such request the Partnership is not an Affiliate (as defined in the 1933 Act) of the Parent, upon the expiration of the two year holding period provided in Rule 145(d).

     12.  BINDING EFFECT.  This Agreement shall be binding upon and inure to the
          --------------
benefit of the parties hereto and their respective successors and assigns. Time is of the essence of this Agreement. In the event of a default hereunder by either of the Partnership, ESA or Baker, the non-defaulting party shall have all rights and remedies available at law and equity including, without limitation, a right of specific performance.

     IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                        "PARTNERSHIP"

Acknowledged before me as               APARTMENT/INN, L.P., a
of this 24th day of                     Georgia limited partnership
June, 1996.
                                        By:   A/I NORCROSS, INC., a Georgia
                                              corporation

_______________________________               By:___________________________
Notary Public
                                              Title:__________________________
My Commission expires:
                                              [CORPORATE SEAL]

_______________________________

[NOTARY SEAL]
                                        "ESA"

Acknowledged before me as               ESA 0996, INC.,
of this 24th day of                     a Georgia corporation
June, 1996.


________________________________        By:__________________________________
Notary Public
                                        Title:_______________________________
My Commission expires:
                                                  [CORPORATE SEAL]
________________________________
[NOTARY SEAL]

                                        "BAKER"

Acknowledged before me as
of this 24th day of
June, 1996.


________________________________        _____________________________(SEAL)
Notary Public                           JOHN W.  BAKER

My Commission expires:

________________________________

                                 [NOTARY SEAL]

                           EXHIBIT "A" TO AGREEMENT
                           ------------------------

                     ASSIGNMENT OF SERVICE MARK AGREEMENT
                     ------------------------------------


     THIS LICENSE OF SERVICE MARK AGREEMENT (the "Agreement") is made and entered this ____ day of ______________, 1996, into by and between APARTMENT/INN, L.P., a Georgia limited partnership ("Partnership"), ESA 0996, INC., a Georgia corporation, having an address of 500 East Broward Boulevard, Suite 950, Fort Lauderdale, Florida 33394, Attention: Robert A. Brannon ("ESA"), and JOHN W. BAKER ("Baker").

                         W I T N E S S E T H  T H A T:

     WHEREAS, through an agreement with Baker, the owner of all right and title in and to the Service Mark "The Apartment Inn" (the "Mark"), which Mark is registered with the United States Patent and Trademark Office, Registration No. 1,588,399;

     WHEREAS, the Partnership desires to assign ESA the right to use the Mark upon the terms and conditions set forth below, and Baker is executing this Agreement to agree to be bound by the terms hereof as the owner of the Mark;

     NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration in hand, the parties agree as follows:

     1. The Partnership hereby grants to ESA the right to use the Mark in perpetuity from and after the date hereof to be used only in connection with the ownership and operation of the existing accommodation facility of ESA (the "Facility") located at 474 West Pike Street, Lawrenceville, Georgia 30245 and at no other facility. ESA shall have no right to sub-assign the Mark in any manner whatsoever but shall have the right to assign its rights to use the Mark hereunder in connection with a sale of the Facility.

     2. During the term hereof, the Partnership agrees to not grant to any third party the right to use the Mark at any lodging facility located within a five (5) mile radius of the Facility.

     3. The Partnership and ESA acknowledge and agree concurrently with the execution hereof that ESA has made payment in full for the right to use the Mark during the term hereof and no payments are due from ESA to the Partnership subsequent to the date hereof with respect to the use of the Mark.

     4. The Partnership warrants and represents that the Partnership has the power and right to assign the right to use the Mark and the full, power and authority to enter into this Agreement.

     5. Baker hereby acknowledges Baker's prior assignment of the Mark to Partnership and grant to Partnership of the right to sub-assign the use of the Mark. Accordingly, Baker hereby acknowledges the validity of Partnership's sub-assignment to ESA to use the Mark in connection with the operation of the Facility.

     6. This Agreement shall be binding upon and inure to the benefit of the Partnership, ESA and their respective successors and assigns subject to the foregoing restrictions.

     IN WITNESS WHEREOF, the parties have executed this Assignment of Service Mark Agreement the day and year first above written.

                                             "PARTNERSHIP"

Acknowledge before me as                     APARTMENT/INN, L.P., a
of this 24 day                               Georgia limited partnership
of June, 1996.

                                             By:  A/I NORCROSS, INC., a Georgia
                                                  corporation


                                                  By:_________________________
_______________________
Notary Public
                                                  Title: _____________________

My Commission expires:
                                                  [CORPORATE SEAL]

__________________________
[NOTARY SEAL]

                                             "ESA"

Acknowledge before me as                     ESA 0996, INC.,
of this 24th day of                          a Georgia corporation
June, 1996.


__________________________                   By: ___________________________
Notary Public
                                             Title: ________________________

My Commission expires:
                                                  [CORPORATE SEAL]
__________________________

[NOTARY SEAL]

                                                "BAKER"

Acknowledge before me as
of this 24th day of
June, 1996.


_________________________                       _________________________(SEAL)
Notary Public                                   JOHN W. BAKER


My Commission expires:

__________________________
[NOTARY SEAL]

                                       9